Exhibit 10.46

EXECUTION VERSION

$1,000,000,000

SENIOR REVOLVING CREDIT AND GUARANTY AGREEMENT

dated as of

June 23, 2023

among

SABINE PASS LIQUEFACTION, LLC

as the Borrower,

CERTAIN SUBSIDIARIES OF THE BORROWER

as Subsidiary Guarantors,

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH

as Senior Facility Agent,

ING CAPITAL LLC, NATIXIS, NEW YORK BRANCH, AND THE BANK OF NOVA SCOTIA, HOUSTON BRANCH

as Issuing Banks,

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH

as Swing Line Lender,

SOCIÉTÉ GÉNÉRALE

as Common Security Trustee,

and

THE LENDERS NAMED HEREIN

as Lenders,

MUFG BANK, LTD.

as Coordinating Lead Arranger

MUFG BANK, LTD. and SG AMERICAS SECURITIES, LLC

as Joint Bookrunners

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH,

BANCO SANTANDER, S.A., NEW YORK BRANCH,

BANK OF AMERICA, N.A., BANK OF CHINA, NEW YORK BRANCH,

CANADIAN IMPERIAL BRANCH OF COMMERCE, NEW YORK BRANCH,

CHINA MERCHANTS BANK CO., LTD., NEW YORK BRANCH,

CITIBANK, N.A., CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

DBS BANK, LTD., GOLDMAN SACHS BANK USA, HSBC SECURITIES (USA) INC,

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH,

ING CAPITAL LLC, INTESA SANPAOLO S.P.A., NEW YORK BRANCH,

JPMORGAN CHASE BANK, N.A., MIZUHO BANK, LTD.,

MORGAN STANLEY SENIOR FUNDING, INC., NATIXIS, NEW YORK BRANCH,

ROYAL BANK OF CANADA, STANDARD CHARTERED BANK,

SUMITOMO MITSUI BANKING CORPORATION,

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH,

TRUIST SECURITIES, INC., and WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Joint Lead Arrangers

i

EXHIBITS:

Exhibit A	–	Assignment and Assumption
Exhibit B	–	Form of Promissory Note
Exhibit C	–	Form of Commitment Increase Agreement
Exhibit D	–	Form of New Lender Agreement
Exhibit E-1	–	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit E-2	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E-3	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E-4	–	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-1	–	Form of Borrowing Notice (Revolving Loans)
Exhibit F-2	–	Form of Borrowing Notice (Swing Line Loans)
Exhibit F-3	–	Form of Issuance Notice
Exhibit G	–	Compliance Certificate
Exhibit H	–	Form of Joinder to Credit Agreement
Exhibit I	–	Form of Subordination Agreement

SCHEDULES:

Schedule 1.01(a)	–	Knowledge Parties
Schedule 2.01	–	Revolving Commitments
Schedule 2.05	–	Existing Letters of Credit
Schedule 3.11	–	Subsidiaries

This SENIOR REVOLVING CREDIT AND GUARANTY AGREEMENT (this “Agreement”) dated as of June 23, 2023, among SABINE PASS LIQUEFACTION, LLC, a limited liability company organized and existing under the Laws of the State of Delaware (the “Borrower”), CERTAIN SUBSIDIARIES OF THE BORROWER, as Subsidiary Guarantors, THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as Senior Facility Agent (together with its permitted successors in such capacity, the “Senior Facility Agent”), MUFG BANK, LTD., as sole Coordinating Lead Arranger (in such capacity, the “Coordinating Lead Arranger”), MUFG BANK, LTD., and SG AMERICAS SECURITIES, LLC as Joint Bookrunners (in such capacity, “Joint Bookrunners”), SOCIÉTÉ GÉNÉRALE, as the Common Security Trustee, and the Lenders and Issuing Banks party hereto from time to time and for the benefit of BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, BANCO SANTANDER, S.A., NEW YORK BRANCH, BANK OF AMERICA, N.A., BANK OF CHINA, NEW YORK BRANCH, CANADIAN IMPERIAL BRANCH OF COMMERCE, NEW YORK BRANCH, CHINA MERCHANTS BANK CO., LTD., NEW YORK BRANCH, CITIBANK, N.A., CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, DBS BANK, LTD., GOLDMAN SACHS BANK USA, HSBC SECURITIES (USA) INC., INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, ING CAPITAL LLC, INTESA SANPAOLO S.P.A., NEW YORK BRANCH, JPMORGAN CHASE BANK, N.A., MIZUHO BANK, LTD., MORGAN STANLEY SENIOR FUNDING, INC., NATIXIS, NEW YORK BRANCH, ROYAL BANK OF CANADA, STANDARD CHARTERED BANK, SUMITOMO MITSUI BANKING CORPORATION, THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, TRUIST SECURITIES, INC., and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Joint Lead Arrangers.

RECITALS

WHEREAS, the Borrower owns and operates a natural gas liquefaction facility (including associated infrastructure) located in Cameron Parish, Louisiana for the production of LNG and other services;

WHEREAS, the Borrower and the Secured Debt Holder Group Representatives party thereto, the Secured Hedge Representatives party thereto, the Secured Gas Hedge Representatives party thereto, the Common Security Trustee and the Intercreditor Agent entered into that certain Fourth Amended and Restated Common Terms Agreement, dated as of the date hereof (as so amended and restated and as further amended, restated, supplemented or otherwise modified from time to time, the “Common Terms Agreement”);

WHEREAS, the Borrower, the Secured Debt Holder Group Representatives party thereto, the Secured Hedge Representatives party thereto, the Secured Gas Hedge Representatives party thereto, the Common Security Trustee and the Intercreditor Agent entered into that certain Intercreditor Agreement, dated as of July 31, 2012, as amended by the Second Omnibus Amendment, as amended and restated by the Amended and Restated Intercreditor Agreement, dated as of May 28, 2013, and as further amended and restated by the Second Amended and Restated Intercreditor Agreement dated as of June 30, 2015 (as so amended and restated, and as further amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), that, among other things, governs the relationship among the Secured Parties and regulates the claims of the Secured Parties against the Borrower and the enforcement by the Secured Parties of the Security (as defined in the Common Terms Agreement), including the method of voting and decision making, and the appointment of the Intercreditor Agent for the purposes set forth therein;

WHEREAS, the Borrower has entered into that certain Indenture with The Bank of New York Mellon, as trustee (in such capacity, the “144A Indenture Trustee”), dated as of February 1, 2013, as supplemented by a fourth supplemental indenture, dated as of May 20, 2014, a sixth supplemental indenture, dated as of March 3, 2015, a seventh supplemental indenture, dated as of June 14, 2016, an eighth supplemental indenture, dated as of September 19, 2016, a ninth supplemental indenture, dated as of September 23, 2016, a tenth supplemental indenture, dated as of March 6, 2017, an eleventh supplemental indenture, dated as of May 8, 2020, and a twelfth supplemental indenture, dated as of November 29, 2022 (collectively, the “144A Indenture”), pursuant to which the Borrower has issued Senior Notes in multiple series;

WHEREAS, the Borrower has entered into (i) that certain Indenture with The Bank of New York Mellon, as trustee (in such capacity, the “4(a)(2) Indenture Trustee”), dated as of February 24, 2017, and (ii) two separate Indentures with the 4(a)(2) Indenture Trustee, each dated as of December 15, 2021, one of which is supplemented by a first supplemental indenture, a second supplemental indenture, a third supplemental indenture and a fourth supplemental indenture, each dated as of December 15, 2021 (collectively, the “4(a)(2) Indentures” and, together with the 144A Indenture, the “Indentures”), pursuant to which the Borrower has issued Senior Notes in multiple series;

WHEREAS, the Borrower has granted certain Security in the Collateral for the benefit of the Secured Parties pursuant to the Security Documents;

WHEREAS, the Borrower and, inter alia, the lenders and issuing banks party thereto entered into that certain Amended and Restated Senior Working Capital Revolving Credit and Letter of Credit Reimbursement Agreement, dated as of March 19, 2020 (as amended prior to the date hereof, the “Existing Working Capital Facility Agreement”) to extend certain credit facilities to the Borrower consisting of $1,200,000,000 aggregate principal amount of revolving and letter of credit facilities;

WHEREAS, the Borrower wishes to replace the Existing Working Capital Facility Agreement and has requested the Lenders provide loans and the Issuing Banks to issue letters of credit, and the Lenders and Issuing Banks have agreed to provide such loans and the Issuing Banks have agreed to issue such letters of credit, on the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

Section 1.01    Defined Terms. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings specified below; provided that capitalized terms used herein without definition shall have the meanings provided in the Common Terms Agreement and in the case of any conflict between the defined terms herein and therein, the provisions in this Agreement shall control:

“144A Indenture Trustee” has the meaning assigned to such term in the recitals of this Agreement.

“4(a)(2) Indenture Trustee” has the meaning assigned to such term in the recitals of this Agreement.

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR Rate”.

“Account” has the meaning given to such term in the Accounts Agreement.

“Accounts Agreement” means the Third Amended and Restated Accounts Agreement, dated as of March 19, 2020, among the Loan Parties, the Common Security Trustee and the Accounts Bank.

“Accounts Bank” means Citibank, N.A., or any successor to it appointed pursuant to the terms of the Accounts Agreement.

“Additional Secured Indebtedness” has the meaning assigned to such term in Section 2.26.

“Additional Secured Revolving Indebtedness” has the meaning set forth in Section 2.26.

“Additional Secured Term Indebtedness” has the meaning set forth in Section 2.26.

“Additional Unsecured Indebtedness” has the meaning set forth in Section 2.27.

“Additional Unsecured Revolving Indebtedness” has the meaning set forth in Section 2.27.

“Additional Unsecured Term Indebtedness” has the meaning set forth in Section 2.27.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Senior Facility Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Agent(s)” means each of (a) Senior Facility Agent, (b) Lead Arrangers and (c) any other Person appointed under the Loan Documents to serve in an agent or similar capacity.

“Agreement” shall have the meaning set forth in the introductory paragraph hereof.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00% and (c) the sum of the Term SOFR Rate for a one-month tenor in effect on such day plus 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Term SOFR Rate, as the case may be.

“Anti-Corruption Laws” has the meaning set forth in Section 3.14.

“Anti-Terrorism and Money Laundering Laws” means any of the following (a) Section 1 of Executive Order 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (Title 12, Part 595 of the US Code of Federal Regulations), (b) the Terrorism Sanctions Regulations (Title 31 Part 595 of the US Code of Federal Regulations), (c) the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the US Code of Federal Regulations), (d) the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the US Code of Federal Regulations), (e) the USA Patriot Act of 2001 (Pub. L. No. 107-56), (f) the U.S. Money Laundering Control Act of 1986, (g) the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq., (h) Laundering of Monetary Instruments, 18 U.S.C. section 1956, (i) Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957, (j) the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations (Title 31 Part 103 of the US Code of Federal Regulations), (k) any other similar federal Government Rule having the force of law and relating to money laundering, terrorist acts or acts of war, and (l) any regulations promulgated under any of the foregoing.

“Applicable Facility LNG Sale and Purchase Agreements” means:

(a)    each of the BG FOB Sale and Purchase Agreement, the GN FOB Sale and Purchase Agreement, the KoGas FOB Sale and Purchase Agreement, the GAIL FOB Sale and Purchase Agreement, the Centrica FOB Sale and Purchase Agreement, the Total FOB Sale and Purchase Agreement (in each case, other than (A) any terminated Facility LNG Sale and Purchase Agreement, (B) any Facility LNG Sale and Purchase Agreement in relation to which a Bankruptcy has occurred in respect of the counterparty thereof and (C) any Facility LNG Sale and Purchase Agreement in material payment default or a breach that has resulted in a material non-payment by the counterparty to such Facility LNG Sale and Purchase Agreement); and

(b)    the Petronas FOB Sale and Purchase Agreement, the Vitol FOB Sale and Purchase Agreement and any Facility LNG Sale and Purchase Agreement (other than (A) any terminated Facility LNG Sale and Purchase Agreement, (B) any Facility LNG Sale and Purchase Agreement in relation to which a Bankruptcy has occurred in respect of the counterparty thereof, (C) any Facility LNG Sale and Purchase Agreement not then in effect and (D) any Facility LNG Sale and Purchase Agreement in material payment default or a breach that has resulted in a material non-payment by the counterparty to such Facility LNG Sale and Purchase Agreement) with respect to any Train (a) for which the Borrower shall have delivered to the Senior Facility Agent a certificate of an Authorized Officer of the Borrower certifying the In-Service Date for such Train has occurred or (b) for which the Borrower shall have delivered to the Senior Facility Agent a certificate of an Authorized Officer of the Borrower certifying that (i) such Train is under construction pursuant to a validly issued full notice to proceed under an EPC Contract not in material default and (ii) the Indebtedness incurred in respect thereof, together with any equity contribution amount required by such Indebtedness and all Contracted Cash Flows, are sufficient to fund the entirety of the Project Costs of such Train through the Guaranteed Substantial Completion Date thereof, plus reasonable contingencies.

“Applicable Margin” means, on any day, with respect to Revolving Loans that are Term SOFR Loans or ABR Loans, the percent per annum set forth below under the caption “Applicable Margin for Term SOFR Loans” and “Applicable Margin for ABR Loans,” respectively, based upon the level corresponding to the Designated Ratings by the Rating Agencies applicable on such date:

Level	Designated Rating	Applicable Margin for Term SOFR Loans (% p.a.)	Applicable Margin for ABR Loans (% p.a.)	Revolving Commitment Fee (% p.a.)
I	≥ A3 / A-/A-	1.00%	0.00%	0.075%
II	Baa1 / BBB+/BBB+	1.125%	0.125%	0.10%
III	Baa2 / BBB/BBB	1.25%	0.25%	0.15%
IV	Baa3 / BBB-/BBB-	1.50%	0.50%	0.20%
V	Ba1/BB+/BB+	1.625%	0.625%	0.25%
VI	≤ Ba2/BB/BB	1.75%	0.75%	0.30%

For purposes of the foregoing, (a) if the Designated Ratings are split, the highest of such ratings shall apply, provided that if such ratings differ by two or more levels, the applicable level shall be deemed to be one level below the higher of such levels; (b) if only one Rating Agency issues a Designated Rating, such rating shall apply; (c) if no Rating Agency has assigned a rating to the Borrower’s long-term senior secured debt, the applicable Level shall be the Level that corresponds to the corporate family rating of the Borrower assigned by one or more Rating Agencies, if available; (d) if no Rating Agency has assigned a rating to the Borrower’s long-term senior secured debt or assigned a corporate family rating to Borrower, the applicable Level shall be Level VI; and (e) if the Designated Rating established by any of the Rating Agencies shall be changed (other than as a result of a change in the rating system of such Rating Agency), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency. If the rating system of any Rating Agency shall change, or if any of the Rating Agencies shall cease to be in the business of rating corporate debt obligations, the Borrower and the Senior Facility Agent shall negotiate in good faith if necessary to amend this provision to reflect such changed rating system or the unavailability of Designated Ratings from such Rating Agencies and, pending the effectiveness of any such amendment, the applicable Level shall be determined by reference to the Designated Rating of such Rating Agency most recently in effect prior to such change or cessation. Each change in the applicable Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“Approved Fund” means any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person)) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 10.04), and accepted by the Senior Facility Agent, substantially in the form of Exhibit A or any other form approved by the Senior Facility Agent.

“Availability Period” means, for any Revolving Commitment, the period beginning on the Closing Date and ending on the earlier of (a) the Maturity Date and (b) the Revolving Commitment Termination Date.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.15(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule, or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation, or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms, or other financial institutions or their affiliates (other than through liquidation, administration, or other insolvency proceedings).

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.15.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Senior Facility Agent for the applicable Benchmark Replacement Date:

(a)    the sum of (a) Daily Simple SOFR and (b) 0.10%; or

(b)    the sum of: (i) the alternate benchmark rate that has been selected by the Senior Facility Agent and the Borrower giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Senior Facility Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Senior Facility Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with Section 2.15 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with Section 2.15.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Beneficiary” means each Lender, Issuing Bank, the Senior Facility Agent and the Common Security Trustee.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning assigned to such term in the opening paragraph of this Agreement.

“Borrowing” means a borrowing consisting of Loans of the same Type, made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Notice” means (a) with respect to any Revolving Loan, each request substantially in the form set forth in Exhibit F-1, and (b) with respect to any Swing Line Loan, each request substantially in the form set forth in Exhibit F-2.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close; provided that, when used in connection with a Term SOFR Loan (including with respect to all notices and determinations in connection therewith and any payments of principal, interest or other amounts thereon), the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day.

“Cash Collateralize” means to pledge and deposit (as a first priority perfected security interest) with or deliver to the Senior Facility Agent, for the benefit of the applicable Issuing Bank and the Lenders, as collateral for Letter of Credit Obligations or obligations of Lenders to fund participations in respect thereof (as the context may require), cash or, if the applicable Issuing Bank benefitting from such collateral shall agree in its sole discretion, other credit support (including letters of credit) or, in the case of Cash Collateralization by a Defaulting Lender, documentation in form and substance satisfactory to (a) the Senior Facility Agent and (b) the applicable Issuing Bank. “Cash Collateral” and “Cash Collateralization” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.

“Change in Law” means the occurrence, after the Closing Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking into effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Government Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Government Authority; provided, however, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, regulations, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or any Government Authority with respect to the implementation of the Basel III Accord shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the Sponsor shall own, directly or indirectly, less than 50% of the voting and economic interests in the Borrower; provided that for the purposes of this definition a Change of Control shall not be deemed to have occurred if the Borrower shall have received letters from any two Rating Agencies (or, if only one Rating Agency is then rating the Senior Notes, this Agreement or the corporate family of the Borrower, the Borrower shall have received a letter from that Rating Agency) to the effect that the Rating Agency has considered the contemplated event and that, if the contemplated event occurs, such Rating Agency would reaffirm the then current rating of the Secured Senior Notes, this Agreement or the corporate family rating of the Borrower as of the date of such event (or determine that the existing rating for any of the foregoing is not affected) (in each case, after giving effect to the contemplated event); provided, further, that no Change of Control shall be deemed to have occurred if the Person acquiring and maintaining more than 50% of the voting and economic interests in the Borrower is a Qualified Owner.

“Charges” has the meaning set forth in Section 10.13.

“Class”, when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, as Revolving Loans or Swing Line Loans.

“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means the Collateral (as defined in each of the Security Documents).

“Commitment Increase Agreement” means a commitment increase agreement substantially in the form attached hereto as Exhibit C, with such changes as may be reasonably approved by the Senior Facility Agent.

“Commitment Increase Notice” has the meaning assigned to such term in Section 2.21(a).

“Common Security Trustee” means Société Générale or any successor to it appointed pursuant to the terms of the Security Agency Agreement.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit G.

“Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.14 and other technical, administrative or operational matters) that the Senior Facility Agent decides with the consent of Borrower (such consent not to be unreasonably withheld, conditioned or delayed) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Senior Facility Agent in a manner substantially consistent with market practice (or, if the Senior Facility Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Senior Facility Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Senior Facility Agent and the Borrower decide is reasonably necessary in connection with the administration of this Agreement and the other Financing Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contracted Cash Flow” means the sum of (a) the projected cash to be received by the Borrower with respect to Monthly Sales Charges or the fixed price component based on FOB LNG Sale and Purchase Agreements that, at the time of such incurrence, are in effect and not in material default, plus (b) the projected cash to be received by the Borrower with respect to Monthly Sales Charges (or the fixed price component) based on LNG sales contracts that, at the time of such incurrence, are in effect and not in material payment default or a breach that has resulted in a material non-payment by the counterparty to such agreement and are with counterparties that (1) have an Investment Grade Rating from at least two Rating Agencies, or who provide a guarantee from an affiliate that has at least two of such ratings or (2) have a direct or indirect parent with an Investment Grade Rating from at least one Rating Agency and either the counterparty or an affiliate of such counterparty who is providing a guarantee has a tangible net worth in excess of $15,000,000,000, minus (c) the fixed expenses that could reasonably be expected to be incurred if the counterparties to the FOB LNG Sale and Purchase Agreements and such other LNG sales agreements were not lifting any cargoes from the Borrower; provided that it shall not be a material default, material payment default or a breach that has resulted in a material non-payment under clause (a) or clause (b) of this definition, as applicable, if a Bankruptcy has occurred in respect of the applicable counterparty to such FOB LNG Sale and Purchase Agreement or such LNG sales contract, as applicable, and (A) the bankruptcy court enters an order permitting the assumption of the applicable FOB LNG Sale and Purchase Agreement or LNG sales contract or (B) such counterparty continues to meet its contractual obligations thereunder.

“Contracted Cash Flow Available for Debt Service” means, for any period, an amount equal to the sum of (i) the amount set forth in clauses (a) and (b) of the definition of “Contracted Cash Flow” expected to be received by the Borrower during such period, minus (ii) the amount set forth in clause (c) of the definition of Contracted Cash Flow expected to be paid during such period plus (iii) any amounts expected to be received pursuant to clauses (b) and (c) of the definition of “Cash Flow” during such period.

“Control” (including, with its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of Equity Interests, by contract or otherwise).

“Control Agreement” means each control agreement to be executed and delivered by the Common Security Trustee for the benefit of the Secured Parties, a securities intermediary or depositary bank and the applicable Loan Party on or following the Closing Date in form and substance reasonably satisfactory to the Common Security Trustee.

“Coordinating Lead Arranger” has the meaning assigned to such term in the introductory paragraph of this Agreement.”

“Credit Date” means the date of a Credit Extension.

“Credit Extension” means the making of a Loan or the issuing of a Letter of Credit.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If Daily Simple SOFR would be less than zero, Daily Simple SOFR will be deemed to be zero for the purposes of this Agreement.

“Debt Service” means, for any period, the sum of (without duplication):

(a)    all fees scheduled to become due and payable during such period in respect of any Senior Debt;

(b)    interest on the Senior Debt (taking into account any Interest Rate Protection Agreements) scheduled to become due and payable during such period;

(c)    scheduled principal payments of the Senior Debt to become due and payable during such period;

(d)    all payments due or anticipated to become due by the Borrower pursuant to any provision in respect of increased costs or taxes under any Senior Debt Instrument; and

(e)    any indemnity payments due to any of the Secured Parties.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or any other applicable jurisdictions from time to time in effect.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.21(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Senior Facility Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Senior Facility Agent, applicable Issuing Bank, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified Borrower, the Senior Facility Agent, applicable Issuing Bank, the Swing Line Lender or any other Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Senior Facility Agent, Borrower or the applicable Issuing Bank, to confirm to the Senior Facility Agent, or such Issuing Bank, and Borrower that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Senior Facility Agent), or (d) Senior Facility Agent has received notification that such Lender has, or has a direct or indirect parent company that is (x) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors or (y) the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment, or (e) has become the subject of a Bail-In

Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Government Authority; so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Government Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Designated Rating” means, with respect to any Rating Agency, the Borrower’s long-term senior secured debt rating.

“Discharge of Obligations” means:

(a)    payment in full in cash of (i) the outstanding principal amount of Loans under this Agreement, (ii) unreimbursed LC Disbursements and (iii) interest accrued and owing at or prior to the time such amounts are paid (including interest and fees accruing (or which would, absent the commencement of any case or proceeding under any Debtor Relief Laws of the Borrower, accrue) on or after the commencement of any case or proceeding under any Debtor Relief Laws of the Borrower, whether or not such interest would be allowed in such case or proceeding), on all Indebtedness outstanding under this Agreement;

(b)    the termination or expiration of all Revolving Commitments (including the issuance of any Letter of Credit), if any;

(c)    cancellation, termination or Cash Collateralization at 102% of the aggregate maximum amount available to be drawn (in a manner reasonably satisfactory to the Senior Facility Agent, and the applicable Issuing Bank and to the extent not already funded in such amount) under all Letters of Credit issued and outstanding under the Loan Documents; and

(d)    payment in full in cash of all other Obligations that are then due and payable or otherwise accrued and owing at or prior to the time such amounts are paid, including all obligations outstanding under this Agreement which constitute Obligations (but excluding, for avoidance of doubt, contingent indemnification obligations with respect to which no claim has been made).

“Disclosed Matters” means the actions, suits and proceedings and matters, including environmental matters, applicable to the Loan Parties disclosed in the public filings of the Borrower or its Affiliate.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the Maturity Date. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Borrower to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock so long as such rights of the holders of the Capital Stock are subject to the prior discharge of all Obligations. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dissenting Lender” has the meaning assigned to such term in Section 2.20(b).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) that is (i) a Lender, a Lead Arranger, an affiliate of any Lender or Lead Arranger or an Approved Fund (any two or more Approved Funds being treated as a single Eligible Assignee for all purposes hereof), or (ii) a commercial bank, financial institution, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business; provided, no Defaulting Lender, Loan Party or any Affiliate of any of the foregoing shall be an Eligible Assignee.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is, or was within the six-year period immediately preceding the Closing Date, sponsored, maintained or contributed to by, or required to be contributed by, Borrower or, solely with respect to a Plan or Multiemployer Plan, any of its ERISA Affiliates.

“Environmental Laws” means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or legally enforceable directives issued, promulgated or entered into by any Government Authority, relating to the environment, preservation or reclamation of natural resources, or the management or release of any Hazardous Substance.

“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Loan Party resulting from or based upon (a) violation of any Environmental Law, (b) exposure to any Hazardous Substance, (c) the release of any Hazardous Substance into the environment or (d) any contract or other written agreement pursuant to which liability is assumed by or imposed against any Loan Party with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30 day notice to PBGC has been waived by regulation in effect on the Closing Date under subclause .23, .27, .28 or .31 of such regulation); (b) the failure to meet the minimum funding standard of Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code and Section 302(c) of ERISA) or the failure to make by its due date a required instalment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by the Borrower or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower or any of its ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might reasonably constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on the Borrower or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of the Borrower or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by the Borrower or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA; (h) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, against Borrower or any of its ERISA Affiliates in connection with any Employee Benefit Plan; (i) receipt from the IRS of notice of the failure of any Pension Plan of the Borrower (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any such Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (j) the imposition of a lien pursuant to Section 430(k) of the Code or Section 303(k) of ERISA.

“Erroneous Payment” has the meaning assigned to such term in Section 10.19(a).

“Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 10.19(d)(i).

“Erroneous Payment Impacted Class” has the meaning set forth in Section 10.19(d)(i).

“Erroneous Payment Return Deficiency” has the meaning set forth in Section 10.19(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning set forth in Section 10.19(e).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 7.01.

“Event of Loss” means any event that causes the pipelines necessary to supply Gas to the Project or any Property of any Loan Party, or any portion thereof, to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, and shall include an Event of Taking.

“Excluded Subsidiary” means:

(a)    any Unrestricted Subsidiary and each of its Subsidiaries;

(b)    any Subsidiary that as of the last day of the Fiscal Quarter of the Borrower most recently ended for which financial statements have been (or were required to be) delivered, contributes less than 1.00% individually, or 2.50% in the aggregate, of the consolidated total assets of the Borrower;

(c)    any Subsidiary (i) that is prohibited from providing a Guaranty by (A) any law or regulation or (B) any contractual obligation, that in the case of this clause (B), exists on the Closing Date or at the time such Subsidiary becomes a Subsidiary (and was not entered into in contemplation thereof) or (ii) that would require Government Approval in order to provide such Guaranty (unless such Government Approval has been obtained) or where the provision of such Guaranty would otherwise result in material adverse tax consequences as reasonably determined by the Borrower;

(d)    any direct or indirect domestic Subsidiary (i) substantially all of the assets of which consist of the equity and/or debt of one or more Foreign Subsidiaries or (ii) that is treated as a disregarded entity for U.S. federal income Tax purposes that has no material assets other than equity and/or debt of one or more Foreign Subsidiaries (either of clauses (i) or (ii), a “Disregarded Domestic Person”);

(e)    any domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary or a Disregarded Domestic Person;

(f)    not-for-profit Subsidiaries and captive insurance Subsidiaries, if any;

(g)    solely in the case of any obligation under any Hedging Agreement that constitutes a “swap” within the meaning of section 1(a)(47) of the Commodity Exchange Act (after giving effect to a customary “keepwell” provision applicable under the Guaranty), any Subsidiary that is not an “Eligible Contract Participant” as defined under the Commodity Exchange Act; and

(h)    any other Subsidiary to the extent that the cost, burden, difficulty or consequence of providing such Guaranty outweighs or is disproportionate to the benefit afforded thereby as reasonably determined by the Borrower and the Senior Facility Agent (including after accounting for any adverse effects on non-U.S. taxes, interest deductibility, stamp duty, registration taxes and notarial costs).

Notwithstanding the foregoing, any Subsidiary of the Borrower that is required to be a guarantor of the Indentures shall not be an Excluded Subsidiary for purposes of this Agreement.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Revolving Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Revolving Commitment (other than pursuant to an assignment request by the Borrower under Section 2.22) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.18, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) any amount of Taxes attributable to the failure of a Recipient to comply with Section 2.18(f) and (d) any Taxes imposed under FATCA.

“Excluded Unsecured Accounts” means (a) one or more accounts for deposit of cash collateral permitted under the definition of “Permitted Liens,” and (b) escrow accounts and/or margin accounts in connection with any Permitted Hedging Agreements.

“Existing LC Issuing Banks” means The Bank of Nova Scotia, Houston Branch and ING Capital LLC.

“Existing Lenders” means the banks and other financial institutions party to the Existing Working Capital Facility Agreement as a “Lender” as of the Closing Date.

“Existing Letters of Credit” means, collectively, the letters of credit listed on Schedule 2.05.

“Existing Working Capital Facility Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“Extended Commitment” as defined in Section 2.22(a).

“Extending Lender” as defined in Section 2.22(b).

“Extension Amendment” as defined in Section 2.22(c).

“Extension Election” as defined in Section 2.22(b).

“Extension Request” as defined in Section 2.22(a).

“Facility LNG Sale and Purchase Agreements” means, collectively, the Train One and Train Two LNG Sales Agreements, the Train Three and Train Four LNG Sales Agreements, the Train Five LNG Sales Agreements, the Train Six LNG Sales Agreements and any additional LNG sales agreements entered into by the Borrower.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any law, fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Government Authorities with respect to the foregoing.

“Federal Funds Effective Rate” means for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the NYFRB on the Business Day next succeeding such day; provided that, (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day; (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to Senior Facility Agent on such day on such transactions as determined by the Senior Facility Agent and (c) notwithstanding the foregoing, the Federal Funds Effective Rate shall at no time be less than zero.

“Fee Letter” means the fee letter, dated as of the Closing Date, between the Senior Facility Agent and the Borrower.

“Finance Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a finance lease on the balance sheet of that Person; provided that, notwithstanding any changes adopted or required to be adopted by the Borrower after December 13, 2018 as a result of any actual or proposed update to accounting standards, including, in particular, Accounting Standards Update (ASU) 2016-02 Leases (Topic 842), any successor proposal, any implementation thereof, any oral or public deliberations by the Financial Accounting Standards Board regarding the foregoing, or any other change in GAAP that requires or would require the obligations of a Person in respect of an operating lease or a lease that would be treated as an operating lease on December 13, 2018 to be recharacterized as a Finance Lease, only leases that would be classified as capital leases under GAAP as in effect on December 13, 2018 (whether or not such leases were in effect) shall constitute Finance Leases for purposes of this Agreement and the Loan Documents.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrower ending on December 31st of each calendar year.

“Fitch” means Fitch Ratings Ltd., or any successor to the rating agency business thereof.

“Flood Certificate” means a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Government Authority performing a similar function.

“Flood Hazard Property” means any Mortgaged Property located in an area designated by the Federal Emergency Management Agency as being in a Flood Zone.

“Flood Program” means the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004 and any successor statutes.

“Flood Zone” means areas having special flood hazards as described in the National Flood Insurance Act of 1968.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Subsidiary” means any existing or future direct or indirect Subsidiary of the Borrower organized under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s LC Exposure other than any portion of such LC Exposure that has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Swing Line Exposure other than any portion of such Swing Line Exposure that has been reallocated to other Lenders.

“Government Approval” means (i) any authorization, consent, approval, license, waiver, ruling, permit, tariff, rate, certification, exemption, filing, variance, claim, order, judgment, decree, sanction or publication of, by or with; (ii) any notice to; (iii) any declaration of or with; or (iv) any registration by or with, or any other action or deemed action by or on behalf of, any Government Authority.

“Government Authority” means any foreign, federal, state, regional, tribal or local government or political subdivision thereof or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank) and having jurisdiction over the Person or matters in question.

“Guaranteed Obligation” has the meaning set forth in Section 9.01.

“Guaranteed Substantial Completion Date” means the “Guaranteed Substantial Completion Date” or any equivalent term, with respect to each Train, as defined in the applicable EPC Contract.

“Guaranty” means the guaranty of each Subsidiary Guarantor set forth in Article IX.

“Hazardous Substances” means any hazardous substances, pollutants, contaminants, wastes, or hazardous materials (including petroleum (including crude oil or any fraction thereof), petroleum wastes, radioactive material, hazardous wastes, toxic substances, urea formaldehyde insulation, lead-based paint, radon gas, or friable asbestos or any materials containing friable asbestos), in each case to the extent regulated under Environmental Law.

“Honor Date” has the meaning set forth in Section 2.05(e)(i).

“In-Service Date” means (a) with respect to Train One, May 27, 2016, (b) with respect to Train Two, September 15, 2016, (c) with respect to Train Three, March 28, 2017, (d) with respect to Train Four, October 9, 2017, (e) with respect to Train Five, March 6, 2019, and (f) with respect to the EPC Contract with respect to any other Train, the date when “substantial completion” (based on the corresponding defined term in such EPC Contract) of such Train has occurred (as certified in writing by the Borrower to the Senior Facility Agent).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business that are not overdue for a period of more than 90 days), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all guarantees by such Person of Indebtedness of others, (g) all Finance Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guarantee and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; provided, however, that in no event shall “Indebtedness” include (i) any contingent reimbursement obligation arising under a Letter of Credit to the extent such reimbursement obligation has been cash collateralized and (ii) any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, preparation, study, sampling, monitoring, maintenance, testing, abatement, cleanup, removal, remediation or other response action required pursuant to Environmental Law to remove, remediate, clean up or abate any Hazardous Substance), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with or as a result of any action, claim, litigation, proceeding, investigation or hearing commenced or threatened by any Person, whether or not brought by the Loan Parties, their respective equity holders or creditors or an Indemnitee, against any Person, and whether or not any such Indemnitee shall be otherwise designated as a party or a potential party thereto, and without regard to the exclusive or contributory negligence of such Indemnitee, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect, special or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, including shareholders, partners, members or other equity holders of the Loan Parties (or their respective Affiliates), in any manner relating to or arising out of (i) this Agreement or the other Financing Documents or Letters of Credit or the transactions contemplated hereby or thereby or any matter referred to herein and therein (including the Lenders’ agreement to make Credit Extensions, the syndication of the credit facilities provided for herein or the use or intended use of the proceeds thereof, any amendments, waivers or consents with respect to any provision of this Agreement or any of the other Financing Documents or Letters of Credit, or any enforcement of any of the Financing Documents (the enforcement of the Guaranty)); or (ii) any Environmental Claim relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership or practice of the Borrower or any of its Subsidiaries.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indentures” has the meaning assigned to such term in the recitals of this Agreement.

“Independent Engineer” means Lummus Consultants International, Inc. and any replacement thereof appointed by the Required Lenders and, if no Event of Default shall then be occurring, after consultation with the Borrower.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan and any Swing Line Loan, the last day of each March, June, September and December and (b) with respect to any Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one or three months (or six or twelve months or less than one month, in each case, if agreed to by all of the Lenders) thereafter, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Term SOFR Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment Grade Rating” means a rating of BBB- or higher by S&P, BBB- or higher by Fitch or Baa3 or higher by Moody’s.

“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit F-3 (or such other form reasonably acceptable to the Senior Facility Agent and the applicable Issuing Bank).

“Issuer Documents” means with respect to any Letter of Credit, any Issuance Notice, any Letter of Credit application required by the applicable Issuing Bank to be completed and any other document, agreement and instrument entered into by any Issuing Bank and Borrower or in favor of the Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” means each of Natixis, New York Branch, the Existing LC Issuing Banks and any other Lender as agreed by the Borrower and the Senior Facility Agent, each in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joint Bookrunners” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Joint Lead Arranger” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

“Knowledge” means, with respect to any of the Loan Parties, the actual knowledge of any Person holding any of the positions (or successor position to any such position) set forth in Schedule 1.01(a); provided that each such Person shall be deemed to have knowledge of all events, conditions and circumstances described in any notice delivered to the Borrower pursuant to the terms of this Agreement or any other Financing Document.

“Law” means all laws, statutes, treaties, ordinances, codes, acts, rules, regulations, Government Approvals and orders of all Government Authorities, whether now or hereafter in effect.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower or converted into a Revolving Loan pursuant to Section 2.05(e) at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lead Arrangers” means, collectively, (i) the Coordinating Lead Arranger and (ii) the Joint Lead Arrangers.

“Lenders” means, initially, the Persons listed on Schedule 2.01 and thereafter, any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swing Line Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Collateral Account” has the meaning set forth in Section 2.05(k).

“Letter of Credit Revolving Commitment” means, for each Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit in an aggregate amount not exceeding the amount set forth on Schedule 2.01 hereto or as set forth in any New Lender Agreement.

“Level” means the “Levels” set forth in the pricing grid in the definition of “Applicable Margin”.

“Loan Documents” means this Agreement (including any Joinder or accession agreement hereto), the Letters of Credit and the Fee Letter.

“Loan Party” means the Borrower and each Subsidiary Guarantor.

“Loans” means the Revolving Loans and Swing Line Loans made by the Lenders to the Borrower pursuant to this Agreement.

“Maturity Date” means, for any Revolving Commitment, the earlier of (x) the fifth anniversary of the Closing Date, as extended pursuant to Section 2.22 and (y) the date which is the effective date of any termination, cancellation or acceleration of such Revolving Commitment and Revolving Credit Exposure thereunder in accordance with the terms hereof.

“Maximum Rate” has the meaning set forth in Section 10.13.

“Minimum Collateral Amount” means, at any time, with respect to Cash Collateral consisting of cash an amount equal to 102% of the outstanding LC Exposure of the applicable Issuing Bank with respect to Letters of Credit issued and outstanding at such time.

“Monthly Sales Charges” with respect to any of the FOB Sale and Purchase Agreements, has the meaning set forth in such FOB Sale and Purchase Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any “multiemployer plan” as defined in Section 3(37) of ERISA which is, or was within the six-year period immediately preceding the Closing Date, contributed to by, or required to be contributed by, Borrower, or any of its ERISA Affiliates.

“New Lender” has the meaning set forth in Section 2.21(c).

“New Lender Agreement” has the meaning assigned to such term in Section 2.21(c).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Responding Lender” has the meaning set forth in Section 10.02(e).

“Notice” means a Borrowing Notice or an Issuance Notice.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” means all obligations (monetary or otherwise) of the Borrower and each other Loan Party arising under or in connection with this Agreement and each other Loan Document (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.22(b)).

“Participant” has the meaning set forth in Section 10.04(c)(i).

“Participant Register” has the meaning set forth in Section 10.04(c)(iii).

“Payment Recipient” has the meaning assigned to such term in Section 10.19(a).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA, other than a Multiemployer Plan, which is, or was within the six-year period immediately preceding the Closing Date, sponsored, maintained or contributed to by, or required to be contributed to by, Borrower or any of its ERISA Affiliates and which is subject to the provisions of Title IV of ERISA or to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR Rate”.

“Permitted Indebtedness” means

(a)    the Loans, Letters of Credit and all other obligations under this Agreement and the other Financing Documents;

(b)    (i) Additional Secured Indebtedness, Additional Unsecured Indebtedness and Replacement Debt, (ii) any Indebtedness provided that at least two of the Rating Agencies (or one Rating Agency, if only one Rating Agency is then rating the Borrower’s long-term senior unsecured debt, this Agreement, the Indentures or the corporate family of the Borrower) shall have assigned or reaffirmed an Investment Grade Rating of any of (A) the Borrower’s long-term senior unsecured debt, (B) this Agreement, (C) the Indentures or (D) the Borrower’s corporate family or determined that the existing rating for any of the foregoing is not affected (in each case, after giving effect to the incurrence of such Indebtedness) and (iii) any other Indebtedness provided that, in the case of this clause (iii), the Borrower certifies that its Projected Debt Service Coverage Ratio is no less than 1.40x (after giving effect to the incurrence of such Indebtedness and the use of proceeds therefrom);

(c)    (i) the incurrence of Finance Lease obligations and purchase money Indebtedness, in an amount not to exceed $100,000,000 in the aggregate and (ii) the incurrence of Finance Lease obligations and purchase money Indebtedness in respect of tug or other maritime services and;

(d)    Indebtedness owing by a Loan Party to any Person (including any non-Loan Party affiliate) so long as such Indebtedness is subordinated pursuant to a subordination agreement on substantially the same terms as the subordination agreement attached as Exhibit I or otherwise on subordination terms reasonably acceptable to the Required Lenders (any such Indebtedness, “Subordinated Indebtedness”);

(e)    trade or other similar Indebtedness incurred in the ordinary course of business, which is (i) not more than ninety (90) days past due, or (ii) being contested in good faith and by appropriate proceedings;

(f)    contingent liabilities incurred in the ordinary course of business, including the acquisition or sale of goods, services, supplies or merchandise in the normal course of business, the endorsement of negotiable instruments received in the normal course of business and indemnities provided under any of the Transaction Documents;

(g)    any obligations under any Permitted Hedging Agreements or any other Hedging Agreement entered into not for speculative purposes;

(h)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course or other cash management services in the ordinary course of business;

(i)    to the extent constituting Indebtedness, (i) obligations in respect of performance bonds, bid bonds, performance guarantees and completion guarantees and similar obligations, in an aggregate amount not to exceed $100,000,000 outstanding at any one time and (ii) obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, indemnification obligations, obligations to pay insurance premiums, take-or-pay or take-or-deliver obligations contained in supply agreements, cash deposits incurred in connection with natural gas purchases and similar obligations incurred in the ordinary course of business;

(j)    Indebtedness in respect of any bankers’ acceptance, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business;

(k)    Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(l)    Indebtedness in an amount not to exceed $250,000,000 to finance the restoration of the Project following an Event of Loss;

(m)    Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of any Loan Party in the ordinary course of business;

(n)    the guarantee of Indebtedness to the extent that the guaranteed Indebtedness was permitted to be incurred by another clause of this definition; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Indentures, then the guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(o)    intercompany Indebtedness between or among the Loan Parties;

(p)    Indebtedness existing under the Indentures in an amount not to exceed the amount of Indebtedness outstanding under the Indentures as of the Closing Date;

(q)    Indebtedness outstanding on the Closing Date (excluding under the Existing Working Capital Facility Agreement) and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, other than by an amount not to exceed unpaid accrued or capitalized interest and premiums thereon (including tender premiums), underwriting discounts, original issue discount, defeasance costs, fees (including upfront fees), commissions and expenses;

(r)    the incurrence of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $250,000,000;

(s)    Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Subsidiary of the Borrower or Indebtedness attaching to assets that are acquired by the Borrower or any of its Subsidiaries, provided that (i) such Indebtedness existed at the time such Person became a Subsidiary of the Borrower or at the time such assets were acquired and, in each case, was not created in anticipation thereof, and (ii) such Indebtedness is not guaranteed in any respect by the Borrower or any Loan Party (other than by any such Person that so becomes a Subsidiary of the Borrower);

(t)    Indebtedness that is mandatorily convertible into common equity of the Borrower;

(u)    to the extent constituting Indebtedness, unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law; and

(v)    Indebtedness to current or former officers, managers, consultants, directors and employees of Cheniere Energy Partners GP, LLC or any Loan Party (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) incurred in lieu of the payment of cash consideration for the redemption of equity interests or securities convertible into Equity Interests of the Borrower or direct or indirect parent entity of the Borrower; provided that the aggregate principal amount of such Indebtedness does not exceed $5,000,000 at any time outstanding (it being understood that the consideration payable in respect of such equity interests or securities convertible into equity interests may be calculated net of any applicable exercise price, taxes or other amounts payable by the holder or beneficiary thereof in respect of such equity interests or convertible securities).

“Permitted Intercompany Activities” means any transactions (a) entered into in the ordinary course of business of any Loan Party that, in the good faith judgment of the Borrower, are necessary or advisable in connection with the ownership or operation of the business of the Borrower and its Subsidiaries or Joint Ventures, including, but not limited to, (i) payroll, cash management, purchasing, insurance, and hedging and risk mitigation arrangements and (ii) management, technology and licensing arrangements and (b) between or among any Loan Party and any captive insurance subsidiary.

“Permitted Liens” means:

(a)    Liens in favor, or for the benefit, of the Secured Parties created or permitted pursuant to the Security Documents;

(b)    Liens securing Indebtedness with respect to Permitted Hedging Agreements (or any other Hedging Agreement entered into not for speculative purposes) and Indebtedness described in clause (b) of the definition of “Permitted Indebtedness”;

(c)    Liens which are scheduled exceptions to the coverage afforded by the Title Policy;

(d)    statutory Liens for a sum not yet delinquent or which are being contested;

(e)    pledges or deposits of cash or letters of credit to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, letters of credit and other obligations of a like nature incurred in the ordinary course of business;

(f)    Liens to secure Indebtedness (including Finance Lease Obligations) permitted by clause (c) of the definition of “Permitted Indebtedness” covering only the assets acquired with or financed by such Indebtedness;

(g)    easements and other similar encumbrances affecting real property which are incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, licenses, restrictions on the use of property or encumbrances or imperfections in title which do not materially impair such property for the purpose for which the Borrower’s interest therein was acquired or materially interfere with the operation of the Project as contemplated by the Transaction Documents;

(h)    Mechanics’ Liens, Liens of lessors and sublessors and similar Liens incurred in the ordinary course of business for sums which are not overdue for a period of more than 30 days or the payment of which is subject to a contest;

(i)    legal or equitable encumbrances (other than any attachment prior to judgment, judgment Lien or attachment in aid of execution on a judgment) deemed to exist by reason of the existence of any pending litigation or other legal proceeding if the same is effectively stayed or the claims secured thereby are subject to a contest;

(j)    the Liens created pursuant to the Real Property Documents;

(k)    Liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate cash reserves, bonds or other cash equivalent security have been provided or are fully covered by insurance (other than any customary deductible);

(l)    Liens for workers’ compensation awards and similar obligations not then delinquent, and any such Liens, whether or not delinquent, whose validity is at the time being contested in good faith;

(m)    Liens in favor of the Loan Parties;

(n)    other Liens not otherwise permitted hereunder so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed $100,000,000 at any one time;

(o)    any Lien existing on any property prior to the acquisition thereof by any Loan Party or existing on any property of any Person that becomes a Loan Party after the Closing Date prior to the time such Person becomes a Loan Party; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party, as the case may be, (ii) such Lien shall not apply to any other property of any Loan Party and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Loan Party, as the case may be; and

(p)    Liens for Taxes not delinquent or being contested in good faith and by appropriate proceedings in relation to which appropriate reserves are maintained and liens for customs duties that have been deferred in accordance with the laws of any applicable jurisdiction.

“Platform” means any information platform, such as IntraLinks/IntraAgency, SyndTrak or another similar information platform or website, by which certain documents or notices may be distributed to Lenders in accordance with this Agreement.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Senior Facility Agent as its prime rate in effect at its principal office; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Rata Share” means with respect to all payments, computations and other matters relating to the Revolving Commitment or Loans or any participations in Letters of Credit, the percentage obtained by dividing (i) the Revolving Credit Exposure of such Lender by (ii) the aggregate Revolving Credit Exposure of all Lenders.

“Project Life Period” means, as of any date of determination, the period commencing on such date of determination through, and including, the termination date of the last to terminate of the Applicable Facility LNG Sale and Purchase Agreements.

“Projected Debt Service Coverage Ratio” means, for the Project Life Period, the ratio of (a) Contracted Cash Flow Available for Debt Service projected for such period to (b) Debt Service projected for such period (excluding Working Capital Debt, all Indebtedness or guarantees incurred pursuant clauses (d), (e), (f), (g), (h), (i), (j), (k), (m), (n) and (o) of the definition of “Permitted Indebtedness” and the scheduled principal payment of any Senior Debt that has bullet maturities or balloon payments at maturity or in the final year prior to maturity). Projected Debt Service Coverage Ratio shall be calculated using an interest rate equal to the weighted average interest rate of all such Senior Debt outstanding after giving effect to the incurrence of any Indebtedness and the application of the proceeds therefrom.

“Promissory Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B or any other form approved by such Lender.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Operator” means any Person that, directly or through an affiliate, within the last five (5) years, (a) is engaged in the business of procuring or transporting at least 0.5 bcf of natural gas per day and (b) has operated LNG liquefaction facilities processing not less than 4.5 mtpa of LNG.

“Qualified Owner” means any Person that, alone or with its affiliates, (a) has an Investment Grade Rating for its unsecured long-term senior debt obligations and (b) either (i) is (or is a subsidiary or a controlled affiliate of) a Qualified Operator, (ii) has engaged a Qualified Operator to operate the Project, (iii) has engaged one or more affiliates of Cheniere Energy, Inc. to operate the Project or (iv) has provided the Senior Facility Agent with a certificate from the Independent Engineer stating that such Person (or its designated operator) is qualified to operate the Project; provided, that any Qualified Owner shall have provided the Senior Facility Agent with all information necessary for the Secured Parties to identify such Person in accordance with the requirements of the PATRIOT Act (including applicable, and uniformly applied, “know your customer” regulations) and all other applicable Anti-Terrorism and Money Laundering Laws.

“Rating Agency” means any of S&P, Fitch, Moody’s, or any other “nationally recognized statistical rating organization” registered with the U.S. Securities and Exchange Commission, including any successor to S&P, Fitch or Moody’s.

“Re-Allocation Date” has the meaning assigned to such term in Section 2.21(e).

“Recipient” means (a) the Senior Facility Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Register” has the meaning set forth in Section 10.04(b)(iv).

“Regulation D” means Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Replacement Debt” has the meaning assigned to such term in Section 2.25.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Revolving Commitments representing, in the aggregate, more than 50% of the sum of the total Revolving Credit Exposures and unused Revolving Commitments at such time; provided that the Revolving Credit Exposure and unused Revolving Commitment of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Rating” means a long term unsecured non-credit enhanced senior debt rating of Baa1 or better from Moody’s and BBB+ or better from S&P.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Lender” has the meaning set forth in Section 10.20.

“Restricted Payment” means any dividend or other distribution by the Borrower (in cash, or other Property) on, or other dividends or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by the Borrower of, any portion of any membership interest in the Borrower, other than a Tax Distribution.

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swing Line Loans hereunder in an aggregate principal amount not to exceed the applicable amount set forth opposite such Lender’s name on Schedule 2.01 or, as the case may be, (a) in the Assignment and Assumption pursuant to which such Lender shall have assumed its commitment pursuant to Section 10.04 or (b) as such commitment may be (1) reduced from time to time pursuant to Section 2.08 and (2) increased from time to time pursuant to Section 2.19. The initial aggregate amount of the Lenders’ Revolving Commitments is $1,000,000,000.

“Revolving Commitment Termination Date” means the earliest to occur of (i) the Maturity Date; (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.08; and (iii) the date of the termination of the Revolving Commitments pursuant to Section 7.01.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, its LC Exposure and Swing Line Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.03.

“S&P” means S&P Global Ratings, a division of McGraw-Hill Financial, Inc.

“Sanctioned Country” means a country, region or territory which is itself the subject or target of comprehensive Sanctions (at the Closing Date, Cuba, Iran, North Korea, Syria, and the Crimea region, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Kherson and the Zaporizhkia regions of Ukraine).

“Sanctions” has the meaning assigned to such term in Section 3.14.

“Sanctions Laws” has the meaning assigned to such term in Section 3.14.

“SEC” means the Securities and Exchange Commission (or successors thereto or an analogous Government Authority).

“Security” means the security interest created in favor of the Common Security Trustee for the benefit of the Secured Parties pursuant to the Security Documents.

“Security Agreement” means the Third Amended and Restated Security Agreement, dated as of March 19, 2020, among the Loan Parties and the Common Security Trustee.

“Senior Facility Agent” has the meaning assigned to such term in the recitals of this Agreement.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Day” has the meaning provided in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning provided in the definition of “Daily Simple SOFR”.

“Solvent” means, with respect to any Person, that as of the date of determination, (i) both the then present fair saleable value of the Person’s present assets is (a) greater than the total liabilities of (including contingent liabilities) of such Person and (b) greater than the amount that will be required to pay the probable liability of such Person’s then existing indebtedness as they become absolute and matured; (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date or with respect to any transaction contemplated to be undertaken after the Closing Date; (iii) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (iv) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and other applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Subordinated Indebtedness” has the meaning specified in clause (d) of the definition of “Permitted Indebtedness”.

“Subsidiary Guarantor” means each Subsidiary of the Borrower that, after the Closing Date, executes a Joinder Agreement or such other accession agreement to this Agreement (accepted and agreed by, and in form and substance reasonably satisfactory to, Senior Facility Agent) as a Subsidiary Guarantor, in each case until such Person shall cease to be a Subsidiary Guarantor in compliance with the provisions of this Agreement.

“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line Commitment” shall mean the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.04 in an aggregate principal amount at any one time outstanding not to exceed $60,000,000.

“Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Line Loans outstanding at such time. The Swing Line Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the total Swing Line Exposure at such time related to Swing Line Loans other than any Swing Line Loans made by such Lender in its capacity as the Swing Line Lender and (b) if such Lender shall be the Swing Line Lender, the aggregate principal amount of all Swing Line Loans made by such Lender outstanding at such time (to the extent that the other Lenders shall not have funded their participations in such Swing Line Loans).

“Swing Line Lender” means The Bank of Nova Scotia, Houston Branch, in its capacity as the lender of Swing Line Loans hereunder.

“Swing Line Loan” means a Loan made pursuant to Section 2.04.

“Tax Distribution” means, the amount necessary for payment to each beneficial owner of the Borrower (that is treated as a partner of the Borrower for U.S. federal income tax purposes) to enable such beneficial owner to pay its income tax liability with respect to income generated by the Borrower and its Subsidiaries, determined at the highest combined U.S. federal and state rate applicable to such beneficial owner for the applicable period.

“Taxes” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (including backup withholding) imposed by any Government Authority and any and all liabilities (including interest, fines, penalties or additions to tax) with respect to the foregoing.

“Term SOFR” when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Term SOFR Rate.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Term SOFR Rate” means:

(a)    for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator plus 0.10%; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)    for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day;

provided, further, that if the Term SOFR Rate is determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than 0.00%, then Term SOFR shall be deemed to be 0.00%.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Terminated Lender” as defined in Section 2.20(b).

“Train Five LNG Sales Agreement” means the Total FOB Sale and Purchase Agreement and any other LNG sale and purchase agreement entered into by the Borrower with respect to the fifth Train of the Project and any replacements thereof entered into pursuant to this Agreement and the Financing Documents.

“Train One and Train Two LNG Sales Agreements” means the BG FOB Sale and Purchase Agreement and the GN FOB Sale and Purchase Agreement.

“Train Six LNG Sales Agreements” means any LNG sale and purchase agreement entered into by the Borrower with respect to the sixth Train of the Project and any replacements thereof entered into pursuant to this Agreement and the Financing Documents.

“Train Three and Train Four LNG Sales Agreements” means the GAIL FOB Sale and Purchase Agreement and the KoGas FOB Sale and Purchase Agreement.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Term SOFR Rate or Daily Simple SOFR.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income department of its members be closed for the entire day for purposes of trade in the United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.18(f)(ii)(B)(III).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Subsidiary” means any Subsidiary of a Loan Party formed or acquired after the Closing Date and designated by a resolution of the board of directors or similar governing body (or, in the case of a limited partnership, of the general partner, acting on behalf of such limited partnership) of such Loan Party (including a general standing authorization of such governing bodies or Persons, as applicable, granting authorization to an Authorized Officer of such Loan Party to so designate) as an Unrestricted Subsidiary subsequent to the Closing Date, and in each case, any Subsidiary formed or acquired by an Unrestricted Subsidiary following such Unrestricted Subsidiary’s designation; provided that each of the following conditions is satisfied at the time of such designation:

(a)    immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing or result therefrom;

(b)    any Indebtedness of the Unrestricted Subsidiary shall be non-recourse to the Loan Parties unless the credit support (including any Liens on the Equity Interests of such Unrestricted Subsidiary) provided by any Loan Party is permitted by this Agreement;

(c)    such Unrestricted Subsidiary has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Loan Parties;

(d)    such Unrestricted Subsidiary is (or contemporaneously will be designated) or otherwise qualifies as an “Unrestricted Subsidiary” under the Indentures; and

(e)    the Borrower has delivered to the Senior Facility Agent an Authorized Officer’s certificate certifying that the conditions set forth in clauses (a) through (d) above have been satisfied.

“Withholding Agent” means any Loan Party and the Senior Facility Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Borrower to Lenders pursuant to Sections 5.01(a) and 5.01(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower shall so request, the Senior Facility Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Required Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in conformity with those accounting principles and policies as in effect immediately prior to such change.

Section 1.03    Terms Generally. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Schedule or Exhibit shall be to a Section, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, revises, restates, supplements or supersedes any such statute or any such regulation. In this Agreement and the other Loan Documents, where the terms “continuing”, “continuance” or words to similar effect are used in relation to a Default or an Event of Default, the terms shall mean only that the applicable event or circumstance has not been remedied, waived, cured or ceased to exist. Unless the context requires otherwise, any definition of or reference to any agreement (including this Agreement), instrument or other document herein or in any Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein). Any reference herein or any other Loan Document to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a Person, or an allocation of assets to a series of a Person (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or transfer or similar term, as applicable to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder and under any other Loan Document (and each division of any limited liability company that is a Subsidiary, Affiliate, Joint Venture or any other like term shall also constitute such a Person or entity).

Section 1.04    Rates. The Senior Facility Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, the Term SOFR Reference Rate, or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Senior Facility Agent and its affiliates or other related entities may engage in transactions that affect the calculation of ABR, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Senior Facility Agent may select information sources or services in its reasonable discretion to ascertain ABR, the Term SOFR Reference Rate, Term SOFR, or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.05    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.06    Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day (it is understood that the foregoing shall cause any grace period associated with any such payment obligation or performance of any covenant, duty or obligation to extend to the immediately succeeding Business Day as well).

Section 1.07    Negative Covenant Compliance and Other Calculations. For purposes of determining whether Borrower and the Subsidiary Guarantors comply with any exception to Article VI) where compliance with any such exception is based on a financial ratio or metric being satisfied as of a particular point in time, it is understood that (a) compliance shall be measured at the time when the relevant event is undertaken, as such financial ratios and metrics are intended to be “incurrence” tests and not “maintenance” tests and (b) correspondingly, any such ratio and metric shall only prohibit the Borrower and the Subsidiary Guarantors from creating, incurring, assuming, becoming liable for or suffering to exist, as the case may be, any new, for example, Liens, or Indebtedness, but shall not result in any previously permitted, for example, Liens or Indebtedness ceasing to be permitted hereunder. For avoidance of doubt, with respect to determining whether the Borrower and the Subsidiary Guarantors comply with any negative covenant in Article VI, to the extent that any obligation, transaction or action could be attributable to more than one exception to any such negative covenant, the Borrower may categorize or re-categorize from time to time all or any portion of such obligation, transaction or action to any one or more exceptions to such negative covenant that permit such obligation, transaction or action.

Section 1.08    Certifications. All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such a Person in his or her capacity solely as an officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such Person’s individual capacity.

Section 1.09    Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number.

Section 1.10    Classification of Loans and Borrowings. For purposes of this Agreement, Loans or Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan” or “Swing Line Loan”) or by Type (e.g., a “Term SOFR Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term SOFR Borrowing”).

ARTICLE II

The Credits

Section 2.01    Revolving Commitments. Subject to the terms and conditions set forth herein, each Lender, severally and not jointly or jointly and severally, agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (b) the sum of the total Revolving Credit Exposures exceeding the total Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and re-borrow Revolving Loans. The Revolving Commitments shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

Section 2.02    Loans and Borrowings.

(a)    Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)    Subject to Section 2.15, each Borrowing shall be comprised entirely of ABR Loans or Term SOFR Loans as the Borrower may request in accordance herewith. Each Swing Line Loan shall be an ABR Loan. Each Lender at its option may make any Term SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)    Each Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) or a Swing Line Loan. Each Swing Line Loan shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of eight (8) Term SOFR Borrowings outstanding.

(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Revolving Loan if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03    Requests for Borrowings. To request a Borrowing of Revolving Loans, the Borrower shall provide the Senior Facility Agent a fully executed Borrowing Notice by e-mail, or facsimile or notify the Senior Facility Agent by telephone, to be promptly confirmed by e-mail or facsimile of a fully executed Borrowing Notice, (a) in the case of a Term SOFR Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such Borrowing Notice shall be irrevocable and, if telephonic, shall be confirmed promptly by e-

mail or facsimile to the Senior Facility Agent of a written Borrowing Notice signed by the Borrower. Each such telephonic and written Borrowing Notice shall specify the following information in compliance with Section 2.02:

(i)    the aggregate amount of the requested Borrowing;

(ii)    the date of such Borrowing, which shall be a Business Day;

(iii)    whether such Borrowing is to be an ABR Borrowing or a Term SOFR Borrowing;

(iv)    in the case of a Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period;” and

(v)    the location and number of the Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Notice in accordance with this Section, the Senior Facility Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04    Swing Line Loans.

(a)    Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make Swing Line Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in the Swing Line Lender’s Swing Line Loan Commitment or its Revolving Credit Exposure exceeding its Revolving Commitment; provided that the Swing Line Lender shall not be required to make a Swing Line Loan to refinance an outstanding Swing Line Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swing Line Loans.

(b)    To request a Swing Line Loan, the Borrower shall provide the Senior Facility Agent a fully executed Borrowing Notice by e-mail, or facsimile or notify the Senior Facility Agent by telephone, to be promptly confirmed by e-mail or facsimile of a fully executed Borrowing Notice, not later than 12:00 noon, New York City time, on the day of a proposed Swing Line Loan. Each such Borrowing Notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) of the Swing Line Loan, the amount of the requested Swing Line Loan and whether such Borrowing is to be an ABR Borrowing. If no election as to the Type of Borrowing of Swing Line Loans is specified, then the requested Borrowing of Swing Line Loans shall be an ABR Borrowing. The Swing Line Lender shall make each Swing Line Loan available to the Borrower by means of a credit or wire transfer of funds, as applicable, to an account of the Borrower designated by the Borrower in writing to the Swing Line Lender (or, in the case of a Swing Line Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swing Line Loan.

(c)    The Swing Line Lender may by written notice given to the Senior Facility Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swing Line Loans outstanding. Such notice shall specify the aggregate amount of Swing Line Loans in which Lenders will participate. Promptly upon receipt of such notice, the Senior Facility Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swing Line Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Senior Facility Agent, for the account of the Swing Line Lender, such Lender’s Applicable Percentage of such Swing Line Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swing Line Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Senior Facility Agent shall promptly pay to the Swing Line Lender the amounts so received by it from the Lenders. The Senior Facility Agent shall notify the Borrower of any participations in any Swing Line Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swing Line Loan shall be made to the Senior Facility Agent and not to the Swing Line Lender. Any amounts received by the Swing Line Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swing Line Loan after receipt by the Swing Line Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Senior Facility Agent; any such amounts received by the Senior Facility Agent shall be promptly remitted by the Senior Facility Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swing Line Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swing Line Lender or to the Senior Facility Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swing Line Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

Section 2.05    Letters of Credit.

(a)    General. (A) Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account or for the account of any of its Subsidiaries at any time and from time to time during the Availability Period and (B) the Existing LC Issuing Banks and the Borrower hereby acknowledge and agree that the Existing Letters of Credit have been issued prior to the date hereof pursuant to the Existing Working Capital Facility Agreement and, on the Closing Date, shall be deemed issued under this Agreement in accordance with Section 2.05(l). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to an Issuing Bank and the Senior Facility Agent (not later than 12:00 noon, New York City time at least one (1) Business Day prior to the requested date of issuance, amendment, renewal or extension) an executed Issuance Notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance (which shall be a Business Day, but in no event later than the date that occurs five Business Days prior to the Maturity Date), amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (e) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by such Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the aggregate outstanding amount of Letters of Credit issued by the relevant Issuing Bank shall not exceed such Issuing Bank’s Letter of Credit Revolving Commitment and (ii) the sum of the total Revolving Credit Exposures shall not exceed the total Revolving Commitments.

(c)    Expiration Date. Each Letter of Credit shall expire at or prior to 5:00 p.m., New York City time, on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension, it being understood that such Letter of Credit may provide for automatic extensions of such expiration date for additional periods of one year) and (ii) the date that is five Business Days prior to the Maturity Date, other than with the consent of the applicable Issuing Bank and unless Cash Collateral, as set forth in Section 2.05(k) below, shall have been granted to the applicable Issuing Bank as security therefor no later than the date of issuance of such Letter of Credit, in a manner reasonably acceptable to such Issuing Bank, in which event such Cash Collateralized Letter of Credit shall not have an expiration date later than one year after the Maturity Date.

(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby sells to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Senior Facility Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or an Event of Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Promptly following receipt of a notice from the Borrower requesting the issuance of a Letter of Credit in accordance with Section 2.05(b), the Senior Facility Agent shall advise each Lender of the details thereof and of the amount of such Lender’s participation in such Letter of Credit.

(e)    Reimbursement.

(i)    If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Senior Facility Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice (each such date, an “Honor Date”); provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or Section 2.04 that such payment be financed with an Revolving Loan or a Swing Line Loan (and either such Loan shall be an ABR Loan) in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Loan or Swing Line Loan. If the Borrower fails to make such payment when due in respect of an LC Disbursement occurring on or prior to the Maturity Date, the Senior Facility Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof (for the avoidance of doubt, no Lender shall have any obligation with respect to any LC Disbursement occurring after the Maturity Date). Promptly following receipt of such notice, each Lender shall pay to the Senior Facility Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Senior Facility Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Senior Facility Agent of any payment from the Borrower pursuant to this paragraph, the Senior Facility Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.

(ii)    Each Lender shall, upon receiving any notice pursuant to Section 2.05(e)(i), make funds available (and the Senior Facility Agent may apply Cash Collateral provided for this purpose) for the account of the applicable Issuing Bank at the principal office designated by such Issuing Bank in an amount equal to such Lender’s LC Exposure not later than 1:00 p.m. on the Business Day specified in such notice by the applicable Issuing Bank (with a copy to the Senior Facility Agent and Borrower), whereupon, each Lender that so makes funds available shall be deemed to have made a Revolving Loan that is an ABR Loan to Borrower in such LC Disbursement.

(f)    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Senior Facility Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), each Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)    Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Senior Facility Agent and the Borrower by telephone (confirmed by e-mail or facsimile), e-mail or facsimile of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)    Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.14(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)    Replacement of the Issuing Bank.

(i)    Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Senior Facility Agent, the replaced Issuing Bank, and the successor Issuing Bank (provided that no consent of the replaced Issuing Bank will be required if the replaced Issuing Bank has no Letters of Credit or LC Disbursements with respect thereto outstanding, and replacement of an Issuing Bank may include replacement with another existing Issuing Bank). The Senior Facility Agent shall notify the Lenders of any such replacement of an Issuing Bank. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank and the other Issuing Banks, or to such successor and all previous Issuing Banks and the other Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(ii)    If at any time an Issuing Bank ceases to have the Required Ratings, then such Issuing Bank shall promptly, and in any event within two Business Days after such cessation, notify the Borrower thereof and the Borrower may, upon 30 days’ prior written notice, in each case, to such Issuing Bank and Senior Facility Agent, (A) (x) elect to replace such Issuing Bank in its capacity as an Issuing Bank with a Person selected by the Borrower with the Required Ratings so long as such Person is an Eligible Assignee and is reasonably satisfactory to the Senior Facility Agent and (y) cause such Issuing Bank to assign its Letter of Credit Revolving Commitment to issue Letters of Credit to the successor Issuing Bank or (B) cause such Issuing Bank to assign its Letter of Credit Revolving Commitment to issue Letters of Credit to another or additional Issuing Bank with the Required Ratings selected by the Borrower, so long as such Person is an Eligible Assignee and is reasonably satisfactory to the Senior Facility Agent; and

(iii)    The Borrower shall notify the Senior Facility Agent of any such replacement of an Issuing Bank pursuant to paragraph (i) or (ii) above. At the time any such replacement shall become effective, the Borrower shall have (A) paid all unpaid fees and unreimbursed LC Disbursements accrued for the account of the replaced Issuing Bank and (B) effected the Cash Collateralization at 102% of the replaced Issuing Bank’s Letters of Credit outstanding at such time or the cancellation and return to the replaced Issuing Bank, of its Letters of Credit outstanding at such time. From and after the effective date of any such replacement, (1) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of

Credit to be issued thereafter and (2) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights, powers, privileges and duties of such Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such collateralization or replacement but shall not be required to issue additional Letters of Credit.

(j)    Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Senior Facility Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, the Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of Cash Collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Senior Facility Agent, in the name of the Senior Facility Agent and for the benefit of the Lenders, an amount in cash equal to 102% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 7.01(g). Such deposit shall be held by the Senior Facility Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Senior Facility Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Funds held in such account shall be invested in money market funds of the Senior Facility Agent or in another investment if mutually agreed upon by the Borrower and the Senior Facility Agent, but the Senior Facility Agent shall have no other obligation to make any other investment of the funds therein. The Senior Facility Agent shall exercise reasonable care in the custody and preservation of any funds held in such account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Senior Facility Agent accords its own property, it being understood that the Senior Facility Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Senior Facility Agent to reimburse each Issuing Bank for LC Disbursements for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default as described above, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(k)    Letter of Credit Collateral Account. In the event any Letter of Credit shall be outstanding according to its terms after the Maturity Date, the Borrower shall pay to the Senior Facility Agent, on or before the date of issuance of such Letter of Credit, an amount equal to 102% of the LC Exposure as of such date plus any accrued and unpaid interest thereon to be held in a special interest bearing Cash Collateral account pledged to the Senior Facility Agent for the benefit of the Issuing Bank that issued such Letter of Credit (the “Letter of Credit Collateral Account”).

The Borrower and the Senior Facility Agent shall establish the Letter of Credit Collateral Account and the Borrower shall execute all documents and agreements that the Senior Facility Agent reasonably requests in connection therewith to establish the Letter of Credit Collateral Account and grant the Senior Facility Agent a first priority security interest in such account and the funds therein. The Borrower hereby pledges to the Senior Facility Agent and grants the Senior Facility Agent a security interest, for the benefit of the Issuing Banks described above in the Letter of Credit Collateral Account, whenever established, in all funds held in the Letter of Credit Collateral Account from time to time, and in all proceeds thereof as security for the payment of the Borrower’s obligations to reimburse the Issuing Bank for amounts drawn on Letters of Credit expiring after the Maturity Date. Funds held in the Letter of Credit Collateral Account shall be held as Cash Collateral for obligations described in this Section 2.05 and promptly applied by the Senior Facility Agent at the request of the Issuing Bank to any reimbursement or other obligations under Letters of Credit that exist or occur in the future during such time as the Borrower has any outstanding obligations to such Issuing Bank. To the extent that any surplus funds are held in the Letter of Credit Collateral Account above the undrawn amount of any outstanding Letters of Credit, during the existence of an Event of Default, the Senior Facility Agent may (A) hold such surplus funds in the Letter of Credit Collateral Account as Cash Collateral or (B) apply such surplus funds to satisfy the secured obligations of the Borrower. If no Event of Default has occurred and is continuing, the Senior Facility Agent shall release to the Borrower at the Borrower’s written request any funds held in the Letter of Credit Collateral Account above the amount required by this Section. Funds held in the Letter of Credit Collateral Account shall be invested in money market funds of the Senior Facility Agent or in another investment if mutually agreed upon by the Borrower and the Senior Facility Agent, but the Senior Facility Agent shall have no other obligation to make any other investment of the funds therein. The Senior Facility Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Senior Facility Agent accords its own property, it being understood that the Senior Facility Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds. The Borrower and the Senior Facility Agent shall execute all documents and agreements that the applicable Issuing Bank requests to transfer the Letter of Credit Collateral Account, the first priority security interest in such account and the funds therein to such Issuing Bank on the Maturity Date.

(l)    Existing Letters of Credit. Each Existing Letter of Credit shall be subject to the same terms and conditions herein as a Letter of Credit and shall constitute a Letter of Credit for all purposes of this Agreement and the other Financing Documents. At the request of any Existing LC Issuing Bank, the Borrower and such Existing LC Issuing Bank shall amend the applicable Existing Letter of Credit as necessary to reflect the terms of this Agreement.

Section 2.06    Funding of Borrowings.

(a)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Senior Facility Agent most recently designated by it for such purpose by notice to the Lenders; provided that (i) Loans comprising an ABR Borrowing made to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) shall be made by 2:00

p.m., New York City time, and (ii) Swing Line Loans shall be made as provided in Section 2.04. The Senior Facility Agent will make such Loans available to the Borrower by promptly crediting or transferring by wire the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Notice; provided that ABR Revolving Loans or any Swing Line Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Senior Facility Agent to the applicable Issuing Bank.

(b)    Unless the Senior Facility Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Senior Facility Agent such Lender’s share of such Borrowing, the Senior Facility Agent may assume that such Lender has made such share available at such time in accordance with Section 2.06(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Senior Facility Agent, then the applicable Lender and the Borrower severally agree to pay to the Senior Facility Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Senior Facility Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Senior Facility Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Senior Facility Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and the Senior Facility Agent shall promptly refund any amount paid by the Borrower to the Senior Facility Agent as provided in this clause (including interest thereon to the extent paid by the Borrower); provided, however, that nothing herein shall be deemed to relieve any Lender from its obligations hereunder or to prejudice any rights which the Senior Facility Agent or the Borrower may have against any Lender as a result of any default of such Lender hereunder.

Section 2.07    Interest Elections.

(a)    Each Borrowing initially shall be of the Type specified in the applicable Borrowing Notice and, in the case of a Term SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Notice. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swing Line Loans, which may not be converted or continued.

(b)    To make an election pursuant to this Section, the Borrower shall notify the Senior Facility Agent of such election by telephone, e-mail or facsimile by the time that a Borrowing Notice would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and, if telephonic, shall be confirmed promptly by e-mail or facsimile to the Senior Facility Agent of a written Interest Election Request in a form approved by the Senior Facility Agent and signed by the Borrower.

(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Term SOFR Borrowing; and

(iv)    if the resulting Borrowing is a Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Term SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)    Promptly following receipt of an Interest Election Request, the Senior Facility Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Senior Facility Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term SOFR Borrowing and (ii) unless repaid, each Term SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.08    Termination and Reduction of Revolving Commitments.

(a)    Unless previously terminated in accordance with the terms hereof, the Revolving Commitments shall terminate on the Maturity Date.

(b)    The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000, (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Revolving Credit Exposures would exceed the total Revolving Commitments, and (iii) any such termination or reduction shall be done on a pro-rata basis.

(c)    The Borrower shall notify the Senior Facility Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Senior Facility Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the occurrence of any other event, in which case such notice may be revoked by the Borrower (by notice to the Senior Facility Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

Section 2.09    Repayment of Loans; Evidence of Debt.

(a)    The Borrower hereby unconditionally promises to pay (i) to the Senior Facility Agent for the account of each Lender then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Senior Facility Agent for the account of the Swing Line Lender then unpaid principal amount of each Swing Line Loan on the earlier of the Maturity Date and the fifth (5th) Business Day after such Swing Line Loan is made.

(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)    The Senior Facility Agent shall maintain the Register and accounts in which it shall record (i) the amount of each Loan made hereunder and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Senior Facility Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)    The Register and the entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Senior Facility Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. In the case of any conflict between the accounts maintained pursuant to paragraph (b) or (c), the accounts maintained pursuant to paragraph (c) shall control.

(e)    Any Lender may request that Loans made by it be evidenced by a Promissory Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Promissory Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns).

Thereafter, the Loans evidenced by such Promissory Note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more Promissory Notes payable to the payee named therein (or, if such Promissory Note is a registered Promissory Note, to such payee and its registered assigns).

Section 2.10    Voluntary Prepayment of Loans.

(a)    The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

(b)    The Borrower shall notify the Senior Facility Agent (and, in the case of prepayment of a Swing Line Loan, the Swing Line Lender) by telephone (confirmed by e-mail or facsimile), e-mail or facsimile of any prepayment hereunder (i) in the case of prepayment of a Term SOFR Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swing Line Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided, a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the occurrence of any other event, in which case such notice may be revoked by the Borrower (by notice to the Senior Facility Agent on or prior to the specified effective date) if such condition is not satisfied. provided, further that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Borrowing, the Senior Facility Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.14.

Section 2.11    Mandatory Prepayments.

If the aggregate principal balance of the Loans plus all outstanding Letters of Credit exceeds the Total Utilization of Revolving Commitments, then the Administrative Agent shall notify Borrower of the same. The Borrower shall pay or prepay three (3) Business Days after receiving such notice such that the aggregate balance of the Loans plus all outstanding Letters of Credit does not exceed the Total Utilization of Revolving Commitments after giving effect to such payments or prepayments.

Section 2.12    Application of Prepayments. With respect to each prepayment made pursuant to Section 2.10, on the date specified in the notice of prepayment delivered pursuant to Section 2.10(b), such prepayment of the Loans shall be applied as directed by the Borrower as between any outstanding Loans and pro-rata to each Lender in respect of each Loan.

Section 2.13    Fees.

(a)    The Borrower agrees to pay to the Senior Facility Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Margin on the daily amount of the Revolving Commitment of such Lender less the sum of (i) the outstanding principal amount of such Lender’s Revolving Loans, (ii) its LC Exposure and (iii) to the extent the Swing Line Lender has required such Lender to acquire participations in a Swing Line Loan, its Applicable Percentage of the aggregate principal amount of all Swing Line Loans outstanding at such time, during the period from and including the Closing Date to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable quarterly in arrears on the last Business Day of March, June, September and December of each year during the Availability Period, commencing on the first such date to occur after the Closing Date, and on the Maturity Date (or, if earlier, the Revolving Commitment Termination Date). All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)    The Borrower agrees to pay (i) to the Senior Facility Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Term SOFR Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure; provided, however, any participation fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable Issuing Bank pursuant to Section 2.23(a) shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.23(a)(iv), with the balance of such fee, if any, paid to such Issuing Bank for its own account, and (ii) to each Issuing Bank (x) a fronting fee equal to 0.15% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to un-reimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as (y) each Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)    Additionally, the Borrower agrees to pay to the Senior Facility Agent the fees payable in the amount and at the times separately agreed upon pursuant to the Fee Letter.

(d)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Senior Facility Agent, the Lenders, or the Issuing Banks, as applicable. Fees paid shall not be refundable under any circumstances.

Section 2.14    Interest.

(a)    The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.

(b)    The Loans comprising each Term SOFR Borrowing shall bear interest at the Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration (including upon an Event of Default under Section 7.01(g)) or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)    The Borrower hereby unconditionally promises to pay accrued interest on each Loan in arrears on each Interest Payment Date for such Loan and upon the Maturity Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

Section 2.15    Effect of Benchmark Replacement.

(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Financing Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Financing Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Financing Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Financing Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Financing Document so long as the Senior Facility Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is based upon Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(b)    Benchmark Replacement Conforming Changes. In connection with the administration, adoption or implementation of a Benchmark Replacement, the Senior Facility Agent, with the written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Financing Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c)    Notices; Standards for Decisions and Determinations. The Senior Facility Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Senior Facility Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.15(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Senior Facility Agent or Lenders pursuant to this Section 2.15, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.15.

(d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Financing Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Senior Facility Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Senior Facility Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a

Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Senior Facility Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a Term SOFR Loan of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans and (ii) any outstanding affected Term SOFR Loans will be deemed to have been converted to ABR Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.

Section 2.16    Increased Costs.

(a)    Subject to the provisions of Section 2.18 (which shall be controlling with respect to the matters covered thereby), if any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank;

(ii)    impose on any Lender or any Issuing Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its Loans, Loan principal, Letters of Credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, Issuing Bank or other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or otherwise), then, upon the request of such Lender, Issuing Bank or other Recipient, the Borrower will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)    If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)    A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and setting forth in reasonable detail the manner in which such amount or amounts was determined shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)    Failure or delay on the part of any Lender or such Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.17    Break Funding Payments. In the event of (a) the payment of any principal of any Term SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), or (d) the assignment of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.20, then, in any such event, the Borrower shall compensate each Lender for the reasonable loss, cost and expense attributable to such event (other than loss of anticipated profits). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section including the calculations and criteria applied to determine such amount or amounts, and other documentation or information reasonably supporting the conclusions in such certificate (but such Lender shall not be required to provide any information, calculations, or criteria that are proprietary to such Lender), shall be delivered to the Borrower and shall, absent clearly demonstrable efforts, be final and conclusive and binding. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

Section 2.18    Taxes.

(a)    Any and all payments by or on account of any obligation of the Borrower hereunder or under any Financing Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Government Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)    In addition, the Borrower shall timely pay to the relevant Government Authority in accordance with applicable Law, or at the option of the Senior Facility Agent timely reimburse it for the payment of, any Other Taxes.

(c)    Without duplication of Section 2.18(a) or (b), the Borrower shall indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.18) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Government Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank (with a copy to the Senior Facility Agent), or by the Senior Facility Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d)    Each Lender shall severally indemnify the Senior Facility Agent, within 10 days after written demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Senior Facility Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(c)(iii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Senior Facility Agent in connection with any Financing Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Government Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Senior Facility Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Senior Facility Agent to set off and apply any and all amounts at any time owing to such Lender under any Financing Document or otherwise payable by the Senior Facility Agent to the Lender from any other source against any amount due to the Senior Facility Agent under this paragraph (d).

(e)    Within thirty (30) days after the due date of any payment of Taxes by the Borrower to a Government Authority pursuant to this Section 2.18, the Borrower shall deliver to the Senior Facility Agent the original or a certified copy of a receipt issued by such Government Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Senior Facility Agent.

(f)    (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Financing Document shall deliver to the Borrower and the Senior Facility Agent, at the time such Person becomes a party to this Agreement and at such time or times reasonably requested by the Borrower and the Senior Facility Agent, such properly completed and executed documentation prescribed by applicable Law or reasonably requested by the Borrower or the Senior Facility Agent as will permit such payments to be made without withholdings or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Senior Facility Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Senior Facility Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.18(f)(ii)(A), 2.18(f)(ii)(B) and 2.18(f)(ii)(D) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing,

(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Senior Facility Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Senior Facility Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Senior Facility Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Senior Facility Agent), whichever of the following is applicable:

(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Financing Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) establishing an exemption from, or reduction or, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Financing Document, IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)    executed copies of IRS Form W-8ECI;

(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that (A) such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (B) the interest payments in question are not effectively connected with a U.S. trade or business conducted by such Foreign Lender (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form); or

(IV)    to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such beneficial owner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Senior Facility Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Senior Facility Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Senior Facility Agent to determine the withholding or deduction required to be made;

(D)    if a payment made to a Lender under any Financing Document would be subject to U.S. federal withholding Tax imposed by FATCA if such

Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Senior Facility Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Senior Facility Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Senior Facility Agent as may be necessary for the Borrower and the Senior Facility Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and

(E)    if the Senior Facility Agent is a U.S. Person that is not a corporation, it shall deliver two executed copies of IRS Form W-9 certifying that it is exempt from U.S. federal backup withholding Tax. Otherwise, the Senior Facility Agent (including any successor Senior Facility Agent that is not a U.S. Person) shall deliver two duly completed copies of IRS Form W-8ECI or Form W-8BEN-E (with respect to any payments to be received on its own behalf) and, if applicable, IRS Form W-8IMY (for all other payments). Unless the Senior Facility Agent agrees otherwise, these forms do not evidence an agreement with the Borrower to be treated as a U.S. Person with respect to such other payments.

(iii)    As a condition to becoming a party to this Agreement, at or before the Closing Date, each Lender shall provide the Borrower and the Senior Facility Agent with the applicable IRS Form W-9 or W-8. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Senior Facility Agent in writing of its legal inability to do so.

(g)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.18 (including by the payment of additional amounts pursuant to this Section 2.18), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 2.18 with respect to the Taxes or other amounts giving rise to such refund), net of all reasonable and documented out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Government Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Government Authority) in the event that such indemnified party is required to repay such refund to such Government Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it reasonably deems confidential) to the indemnifying party or any other Person.

(h)    For purposes of this Section 2.18, references to a Lender shall include the Senior Facility Agent and any Issuing Bank and the term “applicable Law” shall include FATCA.

Section 2.19    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)    The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.16, Section 2.17 or Section 2.18, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Senior Facility Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Senior Facility Agent at its offices at Bank of America NA, ABA No. 026 009 593, Swift Code: BOFAUS3N, Account No. NOSCUS4HHSS, Attn: The Bank of Nova Scotia, Ref: Sabine Pass Liquefaction, except payments to be made directly to the Issuing Bank or Swing Line Lender as expressly provided herein and except that payments pursuant to Section 2.16, Section 2.17, Section 2.18 and Section 10.03 shall be made directly to the Persons entitled thereto. The Senior Facility Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Other than as provided in the definition of “Interest Period”, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b)    If at any time insufficient funds are received by and available to the Senior Facility Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)    If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swing Line Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swing Line Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swing Line Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swing Line Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swing Line Loans to any assignee or Participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)    Unless the Senior Facility Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Senior Facility Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrower will not make such payment, the Senior Facility Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Senior Facility Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Senior Facility Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Senior Facility Agent in accordance with banking industry rules on interbank compensation.

(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04, Section 2.05(e), Section 2.06(b), Section 2.19(d) or Section 10.03(c), then the Senior Facility Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Senior Facility Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.20    Mitigation Obligations; Replacement of Lenders.

(a)    Each Lender and each Issuing Bank shall use reasonable efforts to avoid the imposition of any Taxes or other increased amounts for which the Borrower is required to pay pursuant to Section 2.16 or Section 2.18; provided, however, that such efforts shall not require the Lender or any Issuing Banks to incur any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. If any Lender requests compensation under Section 2.16, or if the Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Government Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.16 or Section 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    If (i) any Lender (an “Increased Cost Lender”) requests compensation under Section 2.16, or if the Borrower is required to pay any additional amount to any Lender or any Government Authority for the account of any Lender pursuant to Section 2.18 such Lender shall fail to withdraw such notice within five Business Days after Borrower’s request for such withdrawal, (ii) any Lender is a Defaulting Lender, (iii) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.02(b) or (iv) the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Dissenting Lender”) whose consent is required shall not have been obtained, then, with respect to each such Increased Cost Lender, Defaulting Lender or Dissenting Lender (the “Terminated Lender”), the Borrower may, at its sole expense and effort, upon notice to such Lender and the Senior Facility Agent, require such Lender to assign and delegate (and such Lender agrees to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its outstanding Loans, participations in Letters of Credit and Swing Line Loans, and its Revolving Commitment, if any, in full to one or more Eligible Assignees that shall assume all such obligations (a “Replacement Lender”) in accordance with the provisions of Section 10.04; provided that (i) the Borrower shall have received the prior written consent of the Senior Facility Agent, each Issuing Bank and the Swing Line Lender (in each case, unless such assignment would not require such consent under Section 10.04), in each case, which consent shall not unreasonably be withheld or delayed, (ii) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.13 (but, in the case of any Defaulting Lender, subject to Section 2.23); (iii) on the date of such assignment, the Borrower shall pay any amounts payable to such Terminated Lender pursuant to Sections 2.16, 2.17, or 2.18 or otherwise, as if it were a prepayment (without regard to any pro rata payment obligation in respect of any other Loans); (iv) in the event such Terminated Lender is a Dissenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Dissenting Lender; and (v) in the case of any such assignment resulting from a claim for payment under Section 2.16 or Section 2.18, or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction of such payments; provided, Borrower may not make such election with respect to any Terminated Lender that is also an Issuing Bank, unless, prior to the effectiveness of such election, Borrower shall have caused the outstanding Letters of Credit issued thereby to be cancelled. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if Borrower exercises its option hereunder to cause an assignment by such Lender as a Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.04. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs the Senior Facility Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.04 on behalf of a Terminated Lender and any such documentation so executed by the Senior Facility Agent shall be effective for purposes of documenting an assignment pursuant to Section 10.04. A Lender (other than a Defaulting Lender or a Dissenting Lender) shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Nothing in this Section 2.20 shall be deemed to prejudice any rights that the Borrower or any Lender that is not a Defaulting Lender may have against any Lender that is a Defaulting Lender.

Section 2.21    Increase of Revolving Commitments.

(a)    The Borrower shall have the right, at any time and from time to time request an increase of the aggregate Revolving Commitments by notice to the Senior Facility Agent in writing of the amount of such proposed increase (such notice, a “Commitment Increase Notice”); provided, however, that (i) each such increase shall be at least $10,000,000, (ii) the cumulative increase in Revolving Commitments after the Closing Date pursuant to this Section 2.21 shall not exceed $1,000,000,000 without the approval of the Required Lenders, (iii) the Revolving Commitment of any Lender may not be increased without such Lender’s consent and (iv) no Default or Event of Default shall have occurred and be continuing on the effective date of such Commitment Increase Notice. Following any Commitment Increase Notice, the Borrower may, in its sole discretion, offer to any Eligible Assignee (with a copy to the Senior Facility Agent) the opportunity to participate in all or a portion of the increased Revolving Commitments pursuant to paragraph (b) or (c) below, as applicable.

(b)    Any Lender that accepts an offer to it by the Borrower to increase its Revolving Commitment pursuant to this Section 2.21 shall, in each case, execute a Commitment Increase Agreement with the Borrower and the Senior Facility Agent, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Revolving Commitment as so increased, and the definition of “Revolving Commitment” in Section 1.01 and Schedule 2.01 hereof shall be deemed to be amended to reflect such increase. No Lender shall have any obligation whatsoever to agree to increase its Revolving Commitment. Each Commitment Increase Agreement shall be irrevocable and shall be effective upon notice thereof by the Senior Facility Agent at the same time as that of all other increasing Lenders.

(c)    Any Eligible Assignee (other than a Lender) that accepts an offer to it by the Borrower to participate in the increased Revolving Commitments shall execute and deliver to the Senior Facility Agent a New Lender Agreement (a “New Lender Agreement”), in substantially the form attached hereto as Exhibit D, setting forth its Revolving Commitment, and upon the effectiveness of such New Lender Agreement, such Eligible Assignee (a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and the signature pages hereof shall be deemed to be amended to add the name of such New Lender and the definition of “Revolving Commitment” in Section 1.01 and Schedule 2.01 hereof shall be deemed amended to increase the aggregate Revolving Commitments of the Lenders by the Revolving Commitment of such New Lender, provided that the Revolving Commitment of any New Lender shall be an amount not less than $10,000,000. Each New Lender Agreement shall be irrevocable and shall be effective upon notice thereof by the Senior Facility Agent at the same time as that of all other New Lenders.

(d)    Once a Commitment Increase Agreement or New Lender Agreement becomes effective, the Senior Facility Agent shall reflect the increases in the Revolving Commitments effected by such agreements by appropriate entries in the Register.

(e)    Upon and after the effective date of any increase in the Revolving Commitments pursuant to this Section 2.21 (the “Re-Allocation Date”), additional Revolving Loans shall be made pro rata based on the respective Revolving Commitments of the Lenders in effect on or after such Re-Allocation Date, and continuations of Loans outstanding on such Re-Allocation Date shall be effected by repayment of such Loans on the last day of the Interest Period applicable thereto or, in the case of ABR Loan, on the date of such increase based on the respective Revolving Commitments in effect prior to the Re-Allocation Date, and the making of new Loans of the same Type pro rata based on the respective Revolving Commitments in effect on and after such Re-Allocation Date.

(f)    If on any Re-Allocation Date there is an unpaid principal amount of Term SOFR Loans, such Term SOFR Loans shall remain outstanding with the respective holders thereof until the expiration of their respective Interest Periods (unless the Borrower elects to prepay any thereof in accordance with the applicable provisions of this Agreement), and interest on and repayments of such Term SOFR Loans will be paid thereon to the respective Lenders holding such Term SOFR Loans pro rata based on the respective principal amounts thereof outstanding.

Section 2.22    Extensions of Maturity Date; Removal of Lenders.

(a)    The Borrower may at any time and from time to time request that all or a portion of the Revolving Commitments (each, an “Existing Commitment”) be converted to extend the scheduled Maturity Date of any payment of principal with respect to all or a portion of any principal amount of such Revolving Commitments (any Revolving Commitments which have been so converted, “Extended Commitments”) and to provide for other terms consistent with this Section 2.22. In order to establish any Extended Commitments, the Borrower shall provide a notice to the Senior Facility Agent (who shall provide a copy of such notice to each of the Lenders, which such request shall be offered equally to all Lenders) (an “Extension Request”) setting forth the date on which the Borrower proposes that the Extended Commitments shall be effective, which shall be a date not less than thirty (30) days after the date on which such notice is delivered to the Senior Facility Agent, and the proposed terms of the Extended Commitments to be established, which terms shall be identical in all material respects to the Existing Commitments; provided that (i) the scheduled Maturity Date shall be extended for such Extended Commitments, (ii) (A) the interest margins and commitment fees with respect to the Extended Commitments may be higher or lower than the interest margins and commitment fees for the Existing Commitments and/or (B) additional fees and premiums may be payable to the Lenders providing such Extended Commitments in addition to or in lieu of any increased margins or commitment fees contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment, (iii) all borrowings and all repayments of outstanding loans (including permanent repayments) under the Extended Commitments shall be made on a pro rata basis with all other Revolving Commitments, and (iv) the Extension Amendment may provide for such other terms and conditions (in addition to those provided in the foregoing clauses (i) through (iii)) with respect to the Extended Commitments that either, at the option of the Borrower, (x) reflect market terms and conditions (taken as a whole) at the time of such Extension Amendment (as determined by the Borrower in good faith), (y) if otherwise not consistent with the Existing Commitments subject to such Extension Request, are not materially more restrictive to the Borrower (as determined by the Borrower in good faith), when taken as a whole, than the terms of such Existing Commitments subject to such Extension Request, except, in each case under this clause (y), with respect to covenants and other terms applicable solely to any period after the scheduled Maturity Date of the Existing Commitments in effect immediately prior to such Extension Request or (z) to the extent such term or provision is also added, or the features of such term or provision are provided, for the benefit of the Lenders providing the Existing Commitments. No Lender shall have any obligation to agree to have any of its Revolving Commitments converted into Extended Commitments pursuant to any Extension Request; provided that the Borrower shall be entitled to exercise its right to remove any Lender who does not agree to such conversion as a Dissenting Lender pursuant to Section 2.20.

(b)    Any Lender (an “Extending Lender”) wishing to have all or a portion of its Revolving Commitments subject to such Extension Request converted into Extended Commitments shall notify the Senior Facility Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Revolving Commitments subject to such Extension Request that it has elected to convert into Extended Commitments. In the event that the aggregate amount of Revolving Commitments subject to Extension Elections exceeds the amount of Extended Commitments requested pursuant to the Extension Request, Revolving Commitments subject to Extension Elections shall be converted to Extended Commitments on a pro rata basis based on the amount of Revolving Commitments included in such Extension Election.

(c)    Extended Commitments shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which, except to the extent expressly contemplated by Section 2.22(e) and notwithstanding anything to the contrary set forth in Section 10.02, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Commitments) executed by the Borrower, the Senior Facility Agent and the Extending Lenders. In addition to any terms and changes required or permitted by this Section 2.22(e), each Extension Amendment may, but shall not be required to, impose additional requirements (not inconsistent with the provisions of this Agreement in effect at such time) with respect to the final maturity of new Revolving Commitments obtained following the date of such Extension Amendment.

(d)    Notwithstanding anything to the contrary contained in this Agreement, on any date on which any existing Revolving Commitments are converted to extend the related scheduled Maturity Date in accordance with this Section 2.22, in the case of the existing Revolving Commitments of each Extending Lender, the aggregate principal amount of such existing Revolving Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Commitments so converted by such Lender on such date, and the Extended Commitments shall be established as a separate class of Revolving Commitments (together with any other Extended Commitments so established on such date).

(e)    The Senior Facility Agent and the Lenders hereby (i) consent to the consummation of the transactions contemplated by this Section 2.22 (including, for the avoidance of doubt, payment of any principal, interest, fees, or premium in respect of any Extended Commitments on such terms as may be set forth in the relevant Extension Amendment) and (ii) hereby waive any requirement to obtain the consent of the Required Lenders for any Extension Amendment that is effectuated pursuant to this Section 2.22.

(f)    No conversion of Revolving Commitments pursuant to any Extension Amendment in accordance with this Section 2.22 shall (i) constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement or (ii) be made if an Event of Default has occurred and is continuing.

(g)    At least three (3) Business Days prior to the effectiveness of the Extension Amendment, the Borrower shall deliver to the Senior Facility Agent a certificate of an Authorized Officer that identifies each Lender and the amount of its Existing Commitments and Extended Commitments (after giving effect to the applicable Extension Amendment), the Maturity Date of each Extending Lender’s Extended Commitments, and attaching a copy of the proposed Extension Amendment.

Section 2.23    Defaulting Lenders.

(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)    Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.02.

(ii)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Senior Facility Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Senior Facility Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Senior Facility Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Senior Facility Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Issuing Banks or Swing Line Lender hereunder; third, if so determined by the Senior Facility Agent or requested by any Issuing Bank or the Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Senior Facility Agent; fifth, if so determined by the Senior Facility Agent and the

Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or the Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or unreimbursed LC Disbursements in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or LC Disbursements were made or created at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.21(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees. That Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.13(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, (A) the LC Exposure and Swing Line Exposure (if any) of such Defaulting Lender will be reallocated (effective no later than one Business Day after the Senior Facility Agent has actual knowledge that such Lender has become a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Revolving Commitments (calculated as if the Defaulting Lender’s Revolving Commitment was reduced to zero and each Non-Defaulting Lender’s Revolving Commitment had been increased proportionately); provided that the sum of such Non-Defaulting Lender’s exposure may not in any event exceed the Revolving Commitment of such Lender as in effect at the time of such reallocation; and (B) for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Section 2.04 and 2.05, the “Applicable Percentage” of each Non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that Non-Defaulting Lender minus

(2) the aggregate outstanding amount of the Loans of that Lender. Subject to Section 10.17, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)    Cash Collateral; Repayment of Swing Line Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Senior Facility Agent may, or shall at the direction of the relevant Issuing Bank and/or Swing Line Lender, demand that the Borrower, and the Borrower shall, without prejudice to any right or remedy available to it hereunder or under Law, (x) first, prepay Swing Line Exposure of such Defaulting Lender in an amount at least equal to the aggregate amount of the unreallocated portion of the Swing Line Exposure of such Defaulting Lender, (y) second, Cash Collateralize the LC Exposure of the Defaulting Lender in accordance with the procedures set forth in Section 2.05(j) in an amount at least equal to the aggregate amount of the unreallocated portion of the LC Exposure of such Defaulting Lender or (z) make other arrangements satisfactory to the Senior Facility Agent, the Issuing Banks and the Swing Line Lender in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender.

(vi)    All Cash Collateral provided by or on behalf of Borrower (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts located in the United States, at one or more institutions selected by Senior Facility Agent. Borrower hereby grants to Senior Facility Agent, for the benefit of Senior Facility Agent and each Issuing Bank, and agrees to maintain, a first-priority security interest in all such Cash Collateral. If at any time Senior Facility Agent determines that Cash Collateral is subject to any right or claim of any Person other than Senior Facility Agent and the applicable Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower will, promptly upon demand by Senior Facility Agent, pay or provide to Senior Facility Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(b)    Defaulting Lender Cure. If the Borrower, the Senior Facility Agent, Swing Line Lender and the Issuing Banks agree in writing that any Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Senior Facility Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), the LC Exposure and the Swing Line Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Senior Facility Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.23(a)(iv) ), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)    New Swing Line Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 2.24    Acknowledgement Regarding Any Supported QFCs. To the extent that the Financing Documents provide support, through a guarantee or otherwise, for Permitted Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regime”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Financing Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Financing Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Financing Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 2.24, the following terms have the following meanings:

(i)    “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such part.

(ii)    “Covered Entity” means any of the following:

(A)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(B)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(C)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

(iii)    “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)    “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 2.25    Permitted Refinancing Debt. The Borrower will, subject to the terms and conditions of this Section 2.25, be permitted to replace or refinance this Agreement, any Additional Secured Indebtedness, any Additional Unsecured Indebtedness or any other unsecured or secured Indebtedness (any such refinancing or replacement Indebtedness, “Replacement Debt”), at its sole discretion, subject to the satisfaction or waiver of the following conditions:

(a)    no Default or Event of Default shall have occurred and be continuing;

(b)    the maximum principal amount of the Replacement Debt does not exceed the sum of (i) the Revolving Commitments being cancelled, plus (ii) the Loans or notes being prepaid, plus (iii) all accrued interest on such Loans or notes being repaid or redeemed, all premiums, reserves, termination or settlement costs, discounts, fees, costs and expenses (including, without duplication, all accrued interest on the Indebtedness, any amounts deposited in a debt service reserve or similar reserve account in connection with the issuance of such Replacement Debt and the amount of all fees and expenses associated with any such cancellation, prepayment, termination, unwinding or redemption incurred in connection with the Replacement Debt) plus (iv) the amount required to be funded into any debt service reserve account for the benefit of the Replacement Debt lenders;

(c)    the final maturity date of the Replacement Debt shall not occur prior to the Maturity Date;

(d)    if the Replacement Debt will constitute Additional Secured Debt (as defined in the Common Terms Agreement), the applicable agent of such Replacement Debt shall have entered into the Intercreditor Agreement; and

(e)    the Replacement Debt shall otherwise be on reasonable terms and conditions, as determined by the Borrower in good faith.

Section 2.26    Additional Secured Indebtedness. The Borrower may, subject to the terms and conditions of this Section 2.26, (x)(i) add one or more term loan facilities to this Agreement and the other Financing Documents or (ii) add one or more additional term loan, secured bond or other debt facilities pursuant to separate documentation (each such facility in this clause (x), “Additional Secured Term Indebtedness”) and/or (y)(i) add one or more senior revolving credit facilities to this Agreement and the other Financing Documents and/or (ii) add one or more additional revolving and/or letter of credit facilities pursuant to separate documentation (any such revolving or letter credit facility in this clause (y), “Additional Secured Revolving Indebtedness”; the Additional Secured Revolving Indebtedness and the Additional Secured Term Indebtedness are collectively referred to as “Additional Secured Indebtedness”), at its sole discretion, subject to the satisfaction or waiver of the following conditions:

(a)    no Default or Event of Default shall have occurred and be continuing; provided, that if the Additional Secured Indebtedness at issue will be used to effect an acquisition permitted by the Financing Documents, (i) as of the date of execution of the acquisition agreement related to such acquisition, no Event of Default under the Financing Documents has occurred and is continuing, (ii) as of the date of the consummation of such acquisition, no Event of Default pursuant to Section 7.01(a) or 7.01(g) has occurred and is continuing, and (iii) any event of default under the loan documents related to such Additional Secured Indebtedness has been waived or limited as agreed by the Borrower and the lenders thereunder, then the Borrower shall be permitted to effect the consummation of such acquisition and the incurrence of Additional Secured Indebtedness related thereto (it being understood that any such closing or waiver will not waive any Event of Default under the Financing Documents);

(b)    the Additional Secured Indebtedness will have a final maturity no earlier than the Maturity Date;

(c)    (i) it shall not be guaranteed by any Subsidiary of the Borrower other than the Subsidiary Guarantors and (ii) it shall not be secured by any assets not constituting Collateral;

(d)    either (i) the Borrower shall certify that after giving effect to the incurrence of such Additional Secured Indebtedness, the Borrower’s Projected Debt Service Coverage Ratio is not less than 1.40x or (ii) two of the Rating Agencies (or one Rating Agency, if only one Rating Agency is then rating the Borrower’s long-term senior unsecured debt, the Loans under this Agreement, the Indentures or the corporate family of the Borrower) shall have assigned or reaffirmed an Investment Grade Rating of any of (w) the Borrower’s long-term senior unsecured debt, (x) the Loans under this Agreement, (y) the Indentures or (z) the Borrower’s corporate family or determined that the existing rating for any of the foregoing is not affected (in each case, after giving effect to the incurrence of such Additional Secured Indebtedness);

(e)    the rate of interest applicable to any such Additional Secured Indebtedness, and, the amortization schedule (subject to clause (b) above), pricing and fees with respect thereto shall be determined by the Borrower and the respective lenders providing such Additional Secured Indebtedness; and

(f)    except as otherwise required or permitted in clauses (a) through (e) above, all other terms of such Additional Secured Indebtedness shall not be materially more favorable (taken as a whole) to the lenders or the agent of such Additional Secured Indebtedness (except for provisions which apply after the Maturity Date, as the case may be), as determined by the Borrower in good faith (unless such terms are added to the terms of this Agreement).

To the extent any Additional Secured Indebtedness is incurred pursuant to this Agreement, this Agreement and the other Financing Documents shall be amended to give effect to the Additional Secured Indebtedness by documentation executed by the lender or lenders making the commitments thereunder, the Senior Facility Agent and the Borrower, without the consent of any other Lender (including the Required Lenders).

Section 2.27    Additional Unsecured Indebtedness. The Borrower may, subject to the provisions of this Section 2.27, (x)(i) add one or more unsecured term loan facilities to this Agreement and the other Financing Documents or (ii) add one or more additional unsecured term loan, unsecured bond or other unsecured debt facilities pursuant to separate documentation (each such facility in this clause (x), “Additional Unsecured Term Indebtedness”) and/or (y)(i) add one or more senior unsecured revolving credit facilities to this Agreement and the other Financing Documents and/or (ii) add one or more additional unsecured revolving and/or letter of credit facilities pursuant to separate documentation (any such revolving or letter credit facility in this clause (y), “Additional Unsecured Revolving Indebtedness”; the Additional Unsecured Revolving Indebtedness and the Additional Unsecured Term Indebtedness are collectively referred to as “Additional Unsecured Indebtedness”), at its sole discretion, subject to the satisfaction or waiver following conditions:

(a)    no Default or Event of Default shall have occurred and be continuing; provided, that if the Additional Unsecured Indebtedness at issue will be used to effect an acquisition permitted by the Financing Documents, (i) as of the date of execution of the acquisition agreement related to such acquisition, no Default or Event of Default under the Financing Documents has occurred and is continuing, (ii) as of the date of the consummation of such acquisition, no Event of Default pursuant to Section 7.01(a) or Section 7.01(g) has occurred and is continuing, and (iii) any event of default under the loan documents related to such Additional Secured Indebtedness has been waived or limited as agreed by Borrower and the lenders thereunder, then Borrower shall be permitted to effect the consummation of such acquisition and the incurrence of Additional Unsecured Indebtedness related thereto (it being understood that any such closing or waiver will not waive any Event of Default under the Financing Documents);

(b)    the Additional Unsecured Indebtedness will have a final maturity no earlier than the Maturity Date;

(c)    either (i) the Borrower shall certify that after giving effect to the incurrence of such Additional Unsecured Indebtedness, the Borrower’s Projected Debt Service Coverage Ratio is not less than 1.40x or (ii) two of the Rating Agencies (or one Rating Agency, if only one Rating Agency is then rating the Borrower’s long-term senior unsecured debt, the Loans under this Agreement, the Indentures or the corporate family of the Borrower) shall have assigned or reaffirmed an Investment Grade Rating of any of (w) the Borrower’s long-term senior unsecured debt, (x) the Loans under this Agreement, (y) the Indentures or (z) the Borrower’s corporate family or determined that the existing rating for any of the foregoing is not affected (in each case, after giving effect to the incurrence of such Additional Unsecured Indebtedness); and

(d)    the rate of interest applicable to any such Additional Unsecured Indebtedness, and the amortization schedule (subject to clause (b) above), pricing and fees with respect thereto shall be determined by the Borrower and the respective lenders providing such Additional Unsecured Indebtedness.

To the extent any Additional Unsecured Indebtedness is incurred pursuant to this Agreement, the Financing Documents shall be amended to give effect to the Additional Unsecured Indebtedness by documentation executed by the lender or lenders making the commitments thereunder, the Senior Facility Agent and the Borrower, without the consent of any other Lender (including the Required Lenders).

Section 2.28    Inability to Determine Rates. Subject to Section 2.15, if:

(a)    the Senior Facility Agent determines reasonably and in good faith (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a Term SOFR Borrowing, that adequate and reasonable means do not exist for ascertaining the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis) for such Interest Period, or

(b)    the Senior Facility Agent is advised by the Required Lenders reasonably and in good faith that prior to the commencement of any Interest Period for a Term SOFR Borrowing, the Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Borrowings (or its Borrowings) included in such Borrowing for such Interest Period;

then, in each case, the Senior Facility Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Senior Facility Agent to the Borrower, any obligation of the Lenders to make Term SOFR Loans, and any right of the Borrower to continue Term SOFR Loans or to convert ABR Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or affected Interest Periods) until the Senior Facility Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected Term SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected Term SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.17. Subject to Section 2.15, if the Senior Facility Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Senior Facility Agent without reference to clause (c) of the definition of “Alternate Base Rate” until the Senior Facility Agent revokes such determination.

Section 2.29    Illegality. If any Lender determines that any Law has made it unlawful, or that any Government Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Term SOFR Loans (the “Affected Lender”), then, by written notice to the Borrower (which notice shall include documentation or information in reasonable detail supporting the conclusions in such notice) and to the Senior Facility Agent (an “Illegality Notice”), (a) any obligation of such Affected Lender to make Term SOFR Loans, and any right of the Borrower to continue Term SOFR Loans of such Affected Lender or to convert ABR Loans of such Affected Lender to Term SOFR Loans, shall be suspended, and (b) the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Senior Facility Agent without reference to clause (c) of the definition of “Alternate Base Rate”, in each case until such Affected Lender notifies the Senior Facility Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon written demand from such Affected Lender (with a copy to the Senior Facility Agent), prepay or, at the Borrower’s option, convert all Term SOFR Loans of such Affected Lender to ABR Loans (the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Senior Facility Agent without reference to clause (c) of the definition of “Alternate Base Rate”), on the last day of the Interest Period therefor, if such Affected Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Affected Lender may not lawfully continue to maintain such Term SOFR Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.17.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to each Agent, Lender and Issuing Bank on each of the Closing Date and, to the extents specified below, each Credit Date, that the following statements are true and correct:

Section 3.01    Organization; Powers. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted in all material respects, and to enter into the Financing Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing would not be reasonably expected to have a Material Adverse Effect.

Section 3.02    Authorization; Enforceability. The execution, delivery and performance of the Loan Documents to which a Loan Party is a party have been duly authorized by all necessary action on the part of such Loan Party. Each Loan Document has been duly executed and delivered by the Loan Party party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general equitable principles.

Section 3.03    No Conflict. As of the Closing Date and on each Credit Date, the execution, delivery and performance by each Loan Party of each of the Financing Documents to which they are parties and the consummation of the transactions contemplated by the Financing Documents do not and will not (a) violate (i) any provision of any law or any Government Rule or any Government Approval applicable to the Loan Parties, (ii) any of the Organizational Documents of the Loan Parties, or (iii) any order, judgment or decree of any court or other agency of government binding on the Loan Parties, in the case of clauses (i) and (iii), except to the extent such violation would not reasonably be expected to have a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of the Loan Parties except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets now owned or hereafter acquired by the Loan Parties (other than any Permitted Lien); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any contractual obligation of the Loan Parties, except for such approvals or consents (i) that have been obtained or are reasonably expected to be received at the time required and all such consents and approvals that have been obtained remain in full force and effect or (ii) the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

Section 3.04    Governmental Approvals. As of the Closing Date, the execution, delivery and performance by the Loan Parties of the Financing Documents to which they are parties and the consummation of the transactions contemplated by the Financing Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Government Authority, except for (i) filings and recordings with respect to the Collateral to be made, or otherwise delivered to Common Security Trustee for filing and/or recordation, as of the Closing Date or (ii) to the extent that a failure to obtain such registrations, consents, approvals, notices or other actions would not reasonably be expected to result in a Material Adverse Effect.

Section 3.05    Financial Statements; No Material Adverse Effect.

(a)    The financial statements of the Borrower furnished to the Lenders pursuant to Section 5.01(a), and Section 5.01(b) present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower as of such dates and for such periods in conformity with GAAP, subject to, in the case of any such unaudited financial statements, changes resulting from audit and normal year-end adjustments. As of the Closing Date, Borrower has no contingent liability or liability for Taxes, long-term lease or unusual forward or long-term commitment required to be reflected by GAAP and that is not reflected in the financial statements or the notes thereto and which in any such case is material in relation to the business, operations and financial condition of Borrower and its Subsidiaries, taken as a whole.

(b)    As of the Closing Date, between December 31, 2022 and the Closing Date, no Material Adverse Effect has occurred.

Section 3.06    Litigation and Environmental Matters.

(a)    As of the Closing Date, there are no actions, suits or proceedings by or before any arbitrator or Government Authority pending against or, to the Knowledge of the Borrower, threatened against or affecting any Loan Party (i) which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

(b)    As of the Closing Date, except for the Disclosed Matters or except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, no Loan Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv)  knows of any reasonable basis for any Environmental Liability.

Section 3.07     Investment Company Status. No Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.08    Taxes. All federal income Tax returns and all other material Tax returns and reports of any Loan Party required to be filed have been timely filed, and all Taxes shown on such Tax returns to be due and payable and any other material Taxes required to be paid by such Loan Party have been paid when due and payable or remitted on a timely basis, as applicable, or are being contested in good faith by appropriate proceedings with reserves, or other appropriate provisions, as shall be required in conformity with GAAP, maintained therefor, except to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 3.09    Employee Matters. Except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, there is (a) no strike or work stoppage in existence or threatened involving Borrower and (b) to the Knowledge of Borrower, (i) no union representation question existing with respect to the employees of Borrower and (ii) no union organization activity with respect to the employees of Borrower is taking place. The hours worked by and payments made to employees of Borrower have not been in violation of the Fair Labor Standards Act of 1938, or any other applicable federal, state, provincial, territorial, local or foreign law dealing with such matters in any manner which would reasonably be expected to result in a Material Adverse Effect. All payments due from Borrower, or for which any claim may be made against any Borrower, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Borrower, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 3.10    ERISA.

(a)    No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

(b)    The present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Pension Plan by an amount that would reasonably be expected to have a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of

Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Pension Plans by an amount that would reasonably be expected to have a Material Adverse Effect.

(c)    Each of the Loan Parties and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, except where failure to do so would not reasonably be expected to result, in the aggregate, in a Material Adverse Effect.

(d)    Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS indicating that such Employee Benefit Plan is so qualified and to the Knowledge of Borrower, nothing has occurred or failed to occur subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status, except where failure to do so would not reasonably be expected to result, in the aggregate, in a Material Adverse Effect.

(e)    No liability to the PBGC (other than required premium payments), any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by any Loan Party, that would reasonably be expected to result in a Material Adverse Effect.

(f)    Except to the extent required under Section 4980B of the Code or similar state laws and except to the extent not reasonably expected to result, in the aggregate, in a Material Adverse Effect, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any of the Loan Parties or any of their respective ERISA Affiliates.

(g)    Each of the Loan Parties and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, except, in either case and as applicable, where failure to do so or as would not reasonably be expected to result, in the aggregate, in a Material Adverse Effect.

Section 3.11    Disclosure. As of the Closing Date, all written reports, certificates or other written information (other than the projections, budgets, forecasts, third party consultant reports, pro forma financial information, other forward-looking information and information of a general economic or industry-specific nature) concerning the Loan Parties and any transactions contemplated hereby prepared by or on behalf of the foregoing or their representatives and made available to any Lender or the Senior Facility Agent in connection with the transactions contemplated hereby on or before the date hereof, when taken as a whole, as of the date such information was furnished to the Lenders and as of the Closing Date, did not contain any untrue statement of a material fact as of such date or omit to state a material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith and based upon assumptions and estimates believed by the management of the Borrower to be reasonable and consistent with the

Financing Documents at the time prepared. Whether or not such projections or forward looking statements are in fact achieved will depend upon future events, some of which are not within the control of the Loan Parties it being recognized by the Lenders and Issuing Banks that such projections and other information regarding future events are not to be viewed as fact and that actual results or developments during the period or periods covered may differ from the delivered projections and other prospective information and such differences may be material and that such projected financial information is not a guarantee of financial performance. Accordingly, actual results may vary from the projections and such variations may be material. The Borrower makes no representation or warranty as to future conditions or performance, or as to general industry or other information derived from consultants or public or third-party sources.

Section 3.12    Subsidiaries. As of the Closing Date, (a) the Borrower has no Subsidiaries other than those listed on Schedule 3.11 attached hereto and (b) Schedule 3.11 lists, for each Subsidiary of the Borrower, its full legal name, its jurisdiction of organization and the owner(s) of such Equity Interests.

Section 3.13    Margin Stock. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock in violation of said Regulation T, U or X or to extend credit to others for the purpose of purchasing or carrying margin stock in violation of said Regulation T, U or X.

Section 3.14    Sanctions; Anti-Corruption Laws; PATRIOT ACT.

(a)    As of the Closing Date, to the extent applicable, no Loan Party nor, to the Knowledge of the Borrower, any of their respective directors, officers, employees, agents or Affiliates is (i) the subject of any sanctions or economic embargoes imposed, administered or enforced by the U.S. Department of State or the U.S. Department of Treasury (including OFAC), or any other applicable U.S. sanctions authority, the United Nations, the European Union, His Majesty’s Treasury or Japan (collectively, “Sanctions”, and the associated laws, rules, regulations and orders promulgated or issued thereunder, collectively, “Sanctions Laws”), (ii) an organization owned or controlled by a Person, entity, or country, territory or region that is the target of Sanctions, or (iii) a Person located, organized or resident in a country, territory or region that is, or whose government is, the target of Sanctions, including, without limitation, as of the Closing Date, each Sanctioned Country.

(b)    As of the Closing Date, each Loan Party and, to the Knowledge of the Borrower, their respective directors, officers, employees, agents and Affiliates is in compliance, in all material respects, with (i) applicable Sanctions Laws, (ii) the United States Foreign Corrupt Practices Act of 1977 and any other applicable anti-bribery or anti-corruption Laws, rules, regulations and orders promulgated or issued thereunder (collectively, “Anti-Corruption Laws”) and (iii) the Anti-Terrorism and Money Laundering Laws. No part of the proceeds of the Loans or Letters of Credit will be used, directly or, to the Knowledge of the Borrower, indirectly, (A) for the purpose of financing any activities or business of or with any Person or in any country or territory that is, to the Knowledge of the Borrower, at such time the subject of any Sanctions or (B) in any other manner that would result in a violation of Anti-Corruption Laws, Anti-Terrorism and Money Laundering Laws, or Sanctions Laws by any Person (including any Person participating in the Loans or Letters of Credit, whether as Agent, Lender, or otherwise). As of the Closing Date, there are no pending or, to the Knowledge of Borrower, threatened, legal proceedings, or, to the Knowledge of Borrower, any investigations by any governmental entity, with respect to violation of any Anti-Corruption Laws, Anti-Terrorism and Money Laundering Laws, or Sanctions Laws relating to the business of Borrower or any of its Subsidiaries or Affiliates.

(c)    The Borrower and each Loan Party have instituted and maintain policies and procedures designed to ensure continued compliance with applicable Anti-Corruption Laws, Anti-Terrorism and Money Laundering Laws, and Sanctions Laws in all material respects.

Section 3.15    Title to Properties. As of the Closing Date and on each Credit Date, each of the Loan Parties has (i) good and legal title to (in the case of fee interests in real or personal property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid licensed rights in (in the case of licensed interests in intellectual property) and (iv) good title to (in the case of all other personal property), all of its properties and assets reflected in its financial statements referred to in Section 3.05(a) except as where the failure to hold such title would not reasonably be expected to have a Material Adverse Effect.

Section 3.16    Flood Insurance. As of the Closing Date and on each Credit Date, the Borrower has obtained flood insurance for each Flood Hazard Property to the extent required by applicable Law.

Section 3.17    Solvency. As of the Closing Date, the Loan Parties, on a consolidated basis, are Solvent.

Section 3.18    Liens on Collateral. As of the Closing Date and on each Credit Date, the Collateral is subject to perfected, first priority liens in favor of the Common Security Trustee (subject to Permitted Liens).

ARTICLE IV

Conditions

Section 4.01    Closing Date. The occurrence of the Closing Date is subject to the satisfaction or waiver of the following conditions precedent, in each case to the satisfaction of each of the Lenders, unless, in each case, waived by each of the Lenders:

(a)    Loan Documents. The Senior Facility Agent shall have received true, correct and complete copies of this Agreement, and the Fee Letter, each of which shall have been duly authorized, executed and delivered by the parties thereto.

(b)    Common Terms Agreement. The Senior Facility Agent shall have received true, correct and complete copies of the Common Terms Agreement dated as of the Closing Date that (A) permits gas hedging contracts in an amount and for a period not to exceed the amount reasonably required by the Borrower to comply with its obligations under its Applicable Facility LNG Sale and Purchase Agreements and other contractual obligations, (B) reflects the transition to Term SOFR Loans, (C) amends the definition of “Material Project Documents” to provide that any project document ceases to be a “Material Project Document” once all material obligations (other than contingent indemnification obligations for which a claim has not been asserted) of each party thereto thereunder have been indefeasibly performed and paid in full and contractual warranty periods thereunder have expired and(D) amends the definition of “Material Adverse Effect” to remove any references to “Material Project Documents”, which shall have been duly authorized, executed and delivered by the parties thereto.

(c)    Borrowing Notice. If a borrowing or issuance is requested to occur on the Closing Date, the Senior Facility Agent shall have received a duly executed Borrowing Notice or Issuance Notice in accordance with this Agreement.

(d)    Organizational Documents; Incumbency. The Senior Facility Agent shall have received, in respect of each Loan Party, (i) each Organizational Document certified as of the Closing Date or a recent date prior thereto by the appropriate Government Authority or, with respect to its limited liability company agreement or partnership agreement, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (ii) signature and incumbency certificates of the officers of such Loan Party (or, in the case of a limited partnership, of the general partner, acting on behalf of such limited partnership); (iii) resolutions of the board of directors or similar governing body of such Loan Party (or, in the case of a limited partnership, of the general partner, acting on behalf of such limited partnership), approving and, to the extent required in any jurisdiction, resolutions of the meeting of shareholders of a Loan Party (or, in the case of a limited partnership, of the general partner, acting on behalf of such limited partnership), acting in its own capacity, in each case, authorizing the execution, delivery and performance of this Agreement to which such Loan Party is, or shall become, a party as of the Closing Date, certified as of the Closing Date or a recent date prior thereto, by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (iv) a good standing certificate from the applicable Government Authority of such Loan Party’s jurisdiction of incorporation, organization or formation dated the Closing Date or a recent date prior thereto.

(e)    Opinions from Counsel. The Senior Facility Agent shall have received the legal opinions of White & Case LLP, as New York counsel to each of the Loan Parties in form and substance reasonably satisfactory to the Senior Facility Agent.

(f)    Bank Regulatory Requirements. Each Lender shall have received, or had access to, at least three (3) Business Days prior to the Closing Date all documentation and other information required by bank regulatory authorities under applicable “know your customer” rules and regulations, including the PATRIOT Act (including a customary beneficial ownership certificate addressed to the Senior Facility Agent), to the extent reasonably requested by such Lender (as conveyed to the Borrower in writing at least five (5) business days prior to the Closing Date).

(g)    Fees. The Senior Facility Agent shall have received for its own account, or for the account of the relevant Lender entitled thereto, or the Borrower shall have made provision to pay on the Closing Date all fees due and payable pursuant to the Loan Documents on or prior to the Closing Date and for which invoices have been presented at least three (3) Business Days prior to the Closing Date.

(h)    Absence of Default. As of the Closing Date, no Default or Event of Default shall have occurred and be continuing.

(i)    Representations and Warranties. Each of the representations and warranties in this Credit Agreement shall be true and correct in all material respects on and as of the Closing Date (or, if stated to have been made solely as of an earlier date, as of such earlier date), except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects (after giving effect to any qualification therein) on and as of such date (or, if stated to have been made solely as of an earlier date, as of such earlier date).

(j)    Closing Certificate. The Senior Facility Agent shall have received a certificate from an Authorized Officer of the Borrower certifying as to (i) no Default or Event of Default has occurred and is continuing as of the Closing Date or would result from the consummation of the transactions contemplated by the Financing Documents, (ii) each of the representations and warranties of the Loan Parties in the Financing Documents is true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) on and as of the Closing Date (or, if stated to have been made solely as of an earlier date, as of such earlier date) and (iii) that each of the conditions precedent to the Closing Date, as set forth in this Section 4.01, has been satisfied (except that no certification shall be made or required from Borrower as to the reasonable satisfaction of the Senior Facility Agent or Lenders with respect to any such condition precedent).

(k)    Payoff Letter. The Senior Facility Agent shall have received a payoff letter in respect of the Existing Working Capital Facility Agreement providing that, among other things, all of the Indebtedness of the Loan Parties and the commitments of the Existing Lenders under the Existing Working Capital Facility Agreement have been discharged, paid or otherwise satisfied in full.

(l)    Lien Searches. The Senior Facility Agent shall have received the results of recent UCC lien, tax and judgment searches in each jurisdiction where a Loan Party is organized and such searches shall reveal no Liens on any of the assets of the Loan Parties except for Permitted Liens and Liens discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to Senior Facility Agent.

(m)    Flood Insurance. The Senior Facility Agent, each Lender and each Issuing Bank shall have received the following flood insurance documentation from the Borrower:

(i)    a completed Flood Certificate with respect to the Mortgaged Property, which Flood Certificate will (A) be addressed to the Senior Facility Agent, (B) provide for “life of loan” monitoring and (C) otherwise comply with Flood Program;

(ii)    if the Flood Certificate states that the anticipated Mortgaged Property will be located in a Flood Zone, the Borrower’s written acknowledgment of receipt of written notification from the Senior Facility Agent and any Lender requesting the same: (A) as to the existence of such Mortgaged Property; and (B) as to whether the community in which such Mortgaged Property will be located is participating in the Flood Program; and

(iii)    evidence of the Borrower’s compliance with the obligation to maintain flood insurance, if any.

Without limiting the generalities of Section 10.02, for purposes of determining compliance with this Section 4.01, each Lender that has executed and delivered this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Senior Facility Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.02    Each Credit Event not on the Closing Date. The several obligation of each Lender or any Issuing Bank, as applicable, to make, or cause one of its Affiliates to make, a Credit Extension on a Credit Date (other than the Closing Date) is subject to the satisfaction or waiver of the following conditions precedent unless, in each case, waived by the Required Lenders or such Issuing Bank, as applicable:

(a)    Borrowing Notice; Issuance Notice. The Senior Facility Agent shall have received a duly executed Borrowing Notice or Issuance Notice, as required by and in accordance with this Agreement.

(b)    Representations and Warranties. Each of the representations and warranties of the Loan Parties in this Credit Agreement is true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) on and as of such Credit Date (or, if stated to have been made solely as of an earlier date, as of such earlier date).

(c)    Absence of Default. As of such Credit Date, no Default or Event of Default has occurred and is continuing.

Section 4.03    Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to the Senior Facility Agent. In lieu of delivering a Notice, the Borrower may give the Senior Facility Agent telephonic notice by the required time of any proposed Credit Extension or the conversion/continuation or issuance of a Loan or Letter of Credit as the case may be; provided each such telephonic notice shall be promptly confirmed in writing by delivery of the applicable Notice to the Senior Facility Agent on or before the close of business on the date that the telephonic notice is given. In the event of a discrepancy between the telephone notice and the written Notice, the written Notice shall govern. In the case of any Notice that is irrevocable once given, if the Borrower provides telephonic notice in lieu thereof, such telephone notice shall also be irrevocable once given. None of the Senior Facility Agent, any Lender nor any Issuing Bank shall incur any liability to the Borrower in acting upon any telephonic notice referred to above that Senior Facility Agent believes in good faith to have been given by an Authorized Officer of the Borrower (or other Person the Senior Facility Agent or Issuing Bank believes in good faith is authorized to act on behalf of the Borrower).

ARTICLE V

Affirmative Covenants

Each Loan Party covenants and agrees that so long as the Revolving Commitments have not been terminated and until the Discharge of Obligations:

Section 5.01    Financial Statements and Other Information. The Borrower will deliver to the Senior Facility Agent:

(a)    Within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending June 30, 2023, the Borrower shall furnish or cause to be furnished to the Senior Facility Agent the consolidated unaudited balance sheets of the Borrower as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of the Borrower for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, in each case, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail.

(b)    Within one hundred and twenty (120) days after the end of each Fiscal Year, commencing with the Fiscal Year ending December 31, 2023, the Borrower shall furnish or cause to be furnished to the Senior Facility Agent (i) a consolidated balance sheet of the Borrower as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of the Borrower for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail; and (ii) with respect to such consolidated financial statements a report thereon of an independent certified public accountants of recognized national standing (which report and/or the accompanying financial statements shall be unqualified as to scope of audit or any going concern (other than (x) resulting from the impending maturity of any Indebtedness or (y) resulting from any actual or prospective breach of any financial covenant (if any) applicable to the Loan Parties)).

(c)    Together with each delivery of financial statements of the Borrower pursuant to Section 5.01(a) and Section 5.01(b), a duly executed and completed Compliance Certificate from an Authorized Officer of the Borrower certifying only as to the following (i) no Default or Event of Default then exists (or, if any Default or Event of Default does exist, what curative action the Borrower is taking or proposes to take with respect thereto) and (ii) the financial statements delivered in connection with the Compliance Certificate fairly present, in all material respects, the consolidated financial condition of the Borrower as at the dates indicated and the results of its operations and its cash flows for the periods indicated, subject to, in the case of any unaudited financial statements, changes resulting from audit and normal year-end adjustments.

(d)    The Borrower will deliver to the Senior Facility Agent, promptly, and in any event within ten (10) Business Days of an Authorized Officer becoming aware of any Event of Default, an Authorized Officer’s certificate specifying such Event of Default and what curative action the Borrower is taking or proposes to take with respect thereto.

(e)    The Borrower will deliver to the Senior Facility Agent, promptly, and in any event within ten (10) Business Days of any Authorized Officer becoming aware of any event that would be reasonably expected to have a Material Adverse Effect.

(f)    Promptly, and in any event no later than ten (10) Business Days after becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event that would reasonably be expected to have a Material Adverse Effect, the Borrower will deliver a written notice specifying the nature thereof, what action Borrower, any of its Subsidiary Guarantors or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, the Department of Labor or the PBGC with respect thereto.

Any information required to be delivered pursuant to this Section 5.01 shall be deemed to have been delivered to the Senior Facility Agent on the date that such information has been posted (and is publicly available) on the Borrower’s (or its direct or indirect parent’s) website on the Internet (which website is located as of the Closing Date at www.cheniere.com) or on the SEC website accessible through http://www.sec.gov/edgar (or any successor webpage of the SEC thereto).

Notwithstanding the foregoing, the Borrower may redact or otherwise omit commercially sensitive information and no Loan Party shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Senior Facility Agent or any Lender (or their respective representatives or contractors) is prohibited by any law or any binding agreement, or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 5.02    Existence. Subject to Section 6.03, each Loan Party will do all things necessary to maintain its corporate, limited liability company or partnership, as applicable, existence in its jurisdiction of organization except, in the case of any Subsidiary Guarantor, where the failure to do so would not reasonably be expected to have a Material Adverse Effect and provided that the foregoing shall not prohibit the conversion of any Loan Party into another form of entity or the continuation of any Loan Party in another jurisdiction.

Section 5.03    Compliance with Laws. Each Loan Party will comply with all applicable laws, rules, regulations and orders of Government Authorities (including Environmental Law, health and safety and port laws), except where such failure to comply could not reasonably be expected to have a Material Adverse Effect.

Section 5.04    Insurance. Each Loan Party will maintain (or cause to be maintained) the Loan Parties’ properties (to the extent of an insurable nature and of a character usually insured) insured with financially sound insurers in such form and amounts as is prudent and reasonable. Each Loan Party will, with limited exceptions and to the extent commercially available, add (or cause to be added) the Common Security Trustee on behalf of the Secured Parties as additional insured to each commercial general liability insurance policy and loss payee to each property insurance policy, as its interest may appear.

Section 5.05    Maintenance of Properties. Each Loan Party, will maintain or cause to be maintained in working order ordinary wear and tear excepted, all properties used or useful in the business of the Loan Parties, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 5.06    Payment of Taxes. Each Loan Party will (a) file or cause to be filed all Tax returns required to be filed by it (after giving effect to any applicable extensions) and (b) pay and discharge, before the same shall become delinquent, after giving effect to any applicable extensions, all Taxes imposed on it or its property (including interest and penalties) except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 5.07    Use of Proceeds. The Borrower will use the proceeds of the Loans and Letters of Credit (a) to refinance any outstanding loans or letters of credit under the Existing Working Capital Facility Agreement, (b) to pay fees and expenses related to this Agreement, and (c) for the general corporate purposes of the Borrower and/or its Subsidiaries.

Section 5.08    Access. Each of Loan Party will grant the Senior Facility Agent or any authorized representative designated by the Senior Facility Agent from time to time, including during the pendency of an Event of Default, upon reasonable prior written notice but no more than once per calendar year (unless an Event of Default has occurred and is continuing) reasonable access to all of its books and records; provided that (a) all such inspections are conducted at times and with a scope reasonably acceptable to the Borrower in a manner that does not disrupt the operations of the Loan Parties, (b) the Borrower may redact or otherwise omit commercially sensitive information and (c) no Loan Party shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Senior Facility Agent or any Lender (or their respective representatives or contractors) is prohibited by any law or any binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product. The reasonable fees and documented expenses of such annual inspection shall be for the account of the Borrower.

Section 5.09    Sanctions; Anti-Corruption Laws.

(a)    Each Loan Party will, and will cause each other Person under its Control to, comply in all material respects with Anti-Terrorism and Money Laundering Laws and Sanctions Laws.

(b)    Each Loan Party will not, and will procure that its Affiliates, directors and officers do not, directly or, to each Loan Party’s Knowledge, indirectly, use the proceeds of the Loans or Letters of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, Joint Venture partner or other Person:

(i)    in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money or anything else of value, to any Person in violation of any Anti-Terrorism and Money Laundering Laws, Anti-Corruption Laws or Sanctions Laws, to the extent applicable;

(ii)    to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the target of Sanctions in violation of applicable Sanctions Laws; or

(iii)    in any other manner that would result in a violation of any Anti-Terrorism and Money Laundering Laws, Anti-Corruption Laws, or Sanctions, by any Person (including any Person participating in the Loans, whether as Lender, the Senior Facility Agent, the Common Security Trustee or otherwise).

Section 5.10    Subsidiaries. In the event that any Person becomes a Subsidiary of the Borrower (other than any Excluded Subsidiary) after the Closing Date, the Borrower will, either (a) within thirty (30) Business Days of such Subsidiary’s formation or creation (or such longer period as agreed by the Senior Facility Agent) or (b) within thirty (30) days of the end of the Fiscal Quarter in which such Subsidiary was formed or created, cause such Subsidiary to become a Subsidiary Guarantor hereunder and a “Grantor” under the Security Agreement by executing and delivering to the Senior Facility Agent and the Common Security Trustee (i) a joinder to this Agreement substantially in the form attached hereto as Exhibit H with such changes or modification reasonably acceptable to the Senior Facility Agent and (ii) a joinder to the Security Agreement, the Accounts Agreement and the Commons Terms Agreement in the form attached to the Common Terms Agreement as Exhibit B. The Borrower shall take, or shall cause such Restricted Subsidiary to take, all of the actions necessary to grant and to perfect a first priority Lien (subject to Permitted Liens) in favor of the Common Security Trustee, for the benefit of the Secured Parties, under the Security Agreement in 100% of the Equity Interests of such Restricted Subsidiary held by a Loan Party to the extent such Equity Interests are required to be so pledged by the Security Agreement.

Section 5.11    Further Assurances. The Borrower shall promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including UCC financing statements and UCC continuation statements) as are reasonably requested by the Common Security Trustee for filing under the provisions of the UCC or any other Government Rule that are necessary or reasonably advisable to maintain in favor of the Common Security Trustee, for the benefit of the Secured Parties, Liens on the Collateral that are duly perfected in accordance with all applicable Government Rules for the purposes of perfecting the first priority Lien (subject to Permitted Liens) created, or purported to be created, in favor of the Common Security Trustee or the Secured Parties under this Agreement or any other Financing Documents; provided that if any Loan Party is required to execute a new mortgage on any Mortgaged Property, such Loan Party shall not execute such new mortgage until the date that is 30 days following the date that the Senior Facility Agent makes a draft of such mortgage and Flood Certificates for such Mortgaged Property available to the Lenders. Notwithstanding the foregoing, the Borrower may redact or otherwise omit commercially sensitive information and no Loan Party shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Senior Facility Agent or any Lender (or their respective representatives or contractors) is prohibited by any law or any binding agreement, or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

ARTICLE VI

Negative Covenants

Each Loan Party covenants and agrees that so long as the Revolving Commitments have not been terminated and until the Discharge of Obligations:

Section 6.01    Indebtedness. No Loan Party will, directly or indirectly, create or incur, assume or guaranty, or otherwise become liable with respect to any Indebtedness except for any Permitted Indebtedness.

Section 6.02    Liens. No Loan Party will, directly or indirectly, create, incur, grant assume or permit to exist any Lien on any Collateral other than Permitted Liens.

Section 6.03    Fundamental Changes. The Borrower will not merge, wind-up, dissolve, consolidate or dispose of all or substantially all of the assets of the Borrower and its Subsidiaries (taken as a whole), except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing:

(a)    any Person may merge or consolidate with or into the Borrower, provided that the Borrower shall be the surviving Person; or

(b)    any Person may merge or consolidate with or into the Borrower, provided that the Person formed by or surviving any such consolidation, amalgamation or merger or resulting from such conversion (if other than the Borrower) or to which such sale, assignment, transfer, conveyance or other disposition has been made (i) is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any State thereof or the District of Columbia and (ii) assumes the due and punctual payment of all the Obligations (including principal, interest and fees) and the performance of every covenant of this Agreement and the other Loan Document on the part of the Borrower to be performed or observed; provided, that any such surviving Person (if other than the Borrower) shall have provided the Administrative Agent with all information necessary for the Lenders to identify such Person in accordance with the requirements of the PATRIOT Act (including applicable, and uniformly applied, “know your customer” regulations) and all other applicable Anti-Terrorism and Money Laundering Laws.

Section 6.04    Distributions. The Borrower will not make or agree to make, directly or indirectly, any Restricted Payment in cash if, on the date of declaration thereof, an Event of Default exists or is continuing pursuant to Section 7.01(a), 7.01(g), 7.01(d), 7.01(e), or, solely in the case of a breach of Section  6.05 or 6.06 or 6.07, 7.01(f).

Section 6.05     Hedging. No Loan Party shall enter into any Hedging Agreement other than a Hedging Agreement that is entered into for bona fide hedging purposes and not for speculative purposes.

Section 6.06    Transactions with Affiliates. No Loan Party will, directly or indirectly, enter into any transaction with aggregate consideration in excess of $50,000,000 (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any of its Affiliates on terms that are materially less favorable in the aggregate to such Loan Party than such Loan Party would obtain in a comparable agreement with independent parties acting at arm’s length (or, if there is no comparable arm’s length transaction, then on terms that are reasonably determined by the board of directors (or other governing body) of such Loan Party to be fair and reasonable (or, in the case of a limited partnership, of the general partner, acting on behalf of such limited partnership)); provided that, the foregoing restriction shall not apply to (a) any indemnity provided to and any reasonable and customary fees paid to members of the board of directors of a Loan Party (or any direct or indirect parent thereof); (b)(i) compensation, benefits and indemnification arrangements for officers and other employees of any Loan Party (or any direct or indirect parent thereof) entered into in the ordinary course of business, and (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership plans, including restricted stock plans, stock grants, directed share programs and other equity-based plans and the granting and stockholder rights of registration rights approved by the board of directors of a Loan Party (or any direct or indirect parent thereof); (c) transactions in effect on the Closing Date, including amendments and extensions thereto entered into in accordance with this Section 6.06 (it being understood that the aggregate consideration payable in connection with any amendment or extension shall be determined based on the remaining term of the applicable transaction as amended or extended); (d) Subordinated Indebtedness; (e) the entering into of any tax sharing agreement or similar arrangement; (f) Permitted Intercompany Activities; (g) Restricted Payments, capital contributions or the issuance of Equity Interests, in each case, to the extent permitted by this Agreement; (h) transactions between or among Loan Parties; (i) transactions in which a Loan Party delivers to the Senior Facility Agent a letter from a third party financial advisor stating that such transaction is fair to the Borrower or such other Loan Party from a financial point of view or meets the arm’s length requirement of this Section 6.06; or (j) any transaction between a Loan Party and a Subsidiary or, if applicable, Joint Venture, so long as the Borrower has determined in good faith that such transaction is in such Loan Party’s commercial interest.

Section 6.07    Accounts. The Borrower shall not open or have any deposit accounts or securities accounts (each as defined in the UCC) other than (a) the Accounts, (b) Excluded Unsecured Accounts, and (c) any other deposit accounts or securities accounts; provided that within sixty (60) days of opening any such account in the foregoing clause (c) (or such later date acceptable to the Senior Facility Agent), the Borrower shall deliver (or cause to be delivered) a Control Agreement to the Common Security Trustee.

ARTICLE VII

Events of Default

Section 7.01    Events of Defaults. If any one or more of the following conditions or events (each, an “Event of Default”) shall occur:

(a)    Failure by the Borrower (i) to pay when due any principal or any amount payable to an Issuing Bank in reimbursement of any drawing under a Letter of Credit when due unless, in each case, (x) such failure is caused by an administrative or technical error and (y) payment is made within three (3) Business Days of its due date, or (ii) to pay when due any interest on the Loans or any fee or any other amount payable by it under this Agreement or any other Obligation and such default continues unremedied for a period of three (3) Business Days after the occurrence of such default;

(b)    Any representation, warranty, certification or other statement made or deemed made by any Loan Party in any Financing Document or in any statement or certificate at any time given by any Loan Party in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made, unless, if such misstatement (and the effect thereof) is capable of being cured, such Loan Party cures such misstatement (and any effect thereof) within thirty (30) days of such Loan Party obtaining Knowledge thereof (or if such incorrect representation or warranty is not susceptible to cure within thirty (30) days, and such Loan Party is proceeding with diligence and in good faith to cure such default, and such default is susceptible to cure, such thirty (30) day period shall be extended as may be necessary to cure such default, such extended period not to exceed sixty (60) days in the aggregate (inclusive of the original thirty (30) day period));

(c)    Default with respect to any Indebtedness of any Loan Party that is in excess of $500,000,000 in the aggregate and continued beyond any applicable grace period, the effect of which has been to cause the entire amount of such Indebtedness under this clause (c) to become due (whether by redemption, purchase, offer to purchase or otherwise) and such Indebtedness under this clause (c) remains unpaid or the acceleration of its stated maturity unrescinded;

(d)    Failure of any applicable Loan Party to comply with its obligations described under Section 6.03;

(e)    Failure of any applicable Loan Party for 30 days to comply with the provisions of Section 6.01 or Section 6.02;

(f)    Any Loan Party shall default in the performance of or compliance with any covenant contained herein or any of the other Financing Documents other than any such term referred to in any other clause of this Section 7.01, and such default shall not have been remedied, cured or waived within thirty (30) days after the earlier of (i) an Authorized Officer of such Loan Party becoming aware of such default or (ii) receipt by the Borrower of notice from the Senior Facility Agent or any Lender of such default; provided, that if such failure is not capable of remedy within such 30-day period, such 30-day period shall be extended to a total period of ninety (90) days in the aggregate (inclusive of the original thirty (30) day period) so long as (A) such Default is subject to cure and (B) the Borrower or such Loan Party, as applicable, is diligently pursuing a cure;

(g)    any event that would constitute an “Event of Default” under Section 9.7 of the Common Terms Agreement shall occur with respect to the Borrower or a Subsidiary Guarantor; provided that, no Event of Default shall occur under this Section 7.01(g) in respect of any one or more Subsidiary Guarantors (i) together holding assets not exceeding 10.0% of the consolidated total assets of the Borrower and (ii) the relief sought with respect to any or all such Subsidiary Guarantors would not materially and adversely affect the Borrower’s ability to repay its Obligations under this Agreement;

(h)    A final judgment or order, or series of judgments or orders, for the payment of money in excess of $500,000,000 in the aggregate (net of insurance proceeds which are reasonably expected to be paid) shall be rendered against a Loan Party, in each case, by one or more Government Authorities, arbitral tribunals or other bodies having jurisdiction over any such entity and the same shall not be discharged (or provision shall not be made for such discharge), dismissed or stayed, within ninety (90) days from the date of entry of such judgment or order or judgments or orders;

(i)    The Common Terms Agreement or any other Financing Document or any material provision of any Financing Document, (i) is declared by a court of competent jurisdiction to be illegal or unenforceable, (ii) should otherwise cease to be valid and binding or in full force and effect or shall be materially impaired (in each case, except in connection with its expiration in accordance with its terms in the ordinary course (and not related to any default thereunder)) or (iii) is (including the enforceability thereof) expressly terminated, contested or repudiated by any Loan Party;

(j)    the Liens in favor of the Secured Parties under the Security Documents shall at any time cease to constitute valid and perfected Liens granting a first priority security interest in any material portion of the Collateral (subject to Permitted Liens) (except to the extent that any such loss of perfection or priority results from the failure of the Common Security Trustee to (x) maintain control of Collateral or possession of Collateral actually delivered to it and pledged under the Security Agreement, (y) file UCC amendments relating to Borrower’s change of name or jurisdiction of formation (solely to the extent that Borrower provides the Common Security Trustee with notice thereof) or continuation statements or (z) take any other action contemplated to be taken by it under the Financing Documents within the Common Security Trustee’s control) that would reasonably be expected to have a Material Adverse Effect;

(k)    A Change of Control shall have occurred; or

(l)    There shall occur one or more ERISA Events that would reasonably be expected to result in a Material Adverse Effect.

THEN, (1) upon the occurrence of any Event of Default described in Section 7.01(g), automatically, and (2) upon the occurrence and during the continuance of any other Event of Default, at the request of Required Lenders, upon notice to Borrower by the Senior Facility Agent, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments and the obligation of each Issuing Bank to issue any Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Loan Party: (I) the unpaid principal amount of and accrued interest and premium, if any, on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit) and (III) all other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders under Section 2.05(e); (C) the Senior Facility Agent (acting at the direction of the Required Lenders) may cause Common Security Trustee to enforce any and all Liens and security interests created pursuant to Security Documents; and (D) the Senior Facility Agent shall direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 7.01(g) to Cash Collateralize the LC Exposure (in an amount equal to 102% of the amount of LC Exposure thereof)).

Notwithstanding anything to the contrary in this Agreement or any other the Financing Document, a Default or Event of Default that is capable of being cured and that is cured by a subsequent action prior to the expiration of any grace period or any remedial action pursuant to this Agreement or any other Financing Document (including the written declaration by the Required Lenders or the Senior Facility Agent acting at the direction of the Required Lenders of any Event of Default) shall be deemed cured for purposes of this Agreement and the other Financing Documents.

ARTICLE VIII

The Senior Facility Agent

Section 8.01    Appointment and Authority. Each of the Lenders and the Issuing Banks hereby irrevocably appoints The Bank of Nova Scotia as the Senior Facility Agent and authorizes the Senior Facility Agent to take such actions on its behalf and to exercise such powers as are delegated to the Senior Facility Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

Section 8.02    Rights as a Lender or Issuing Bank. The bank serving as the Senior Facility Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Senior Facility Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Senior Facility Agent hereunder.

Section 8.03    Exculpatory Provisions. The Senior Facility Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Senior Facility Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) the Senior Facility Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Senior Facility Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02 or under the Intercreditor Agreement), and (c) except as expressly set forth herein, the Senior Facility Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as the Senior Facility Agent or any of its Affiliates in any capacity. The Senior Facility Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02 or under the Intercreditor Agreement) or in the absence of its own gross negligence or willful misconduct. The Senior Facility Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Senior Facility Agent by the Borrower or a Lender, and the Senior Facility Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Senior Facility Agent.

Section 8.04    Reliance by Senior Facility Agent. The Senior Facility Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Senior Facility Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Senior Facility Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05    Delegation of Duties. The Senior Facility Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Senior Facility Agent. The Senior Facility Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Senior Facility Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Senior Facility Agent.

Section 8.06    Resignation or Removal of Senior Facility Agent. Subject to the appointment and acceptance of a successor Senior Facility Agent as provided in this paragraph, the Senior Facility Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (which consent shall not be unreasonably withheld, conditioned or delayed), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Senior Facility Agent gives notice of its resignation, then the retiring Senior Facility Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Senior Facility Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Senior Facility Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Senior Facility Agent, and the retiring Senior Facility Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Senior Facility Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Senior Facility Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Senior Facility Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Senior Facility Agent.

Section 8.07    Non-Reliance on Senior Facility Agent. Each Lender acknowledges that it has, independently and without reliance upon the Senior Facility Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Senior Facility Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Section 8.08    Certain ERISA Matters.

(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Senior Facility Agent, the Common Security Trustee, the Coordinating Lead Arranger and each of their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Employee Benefit Plans in connection with the Loans or the Revolving Commitments;

(ii)    the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of ERISA Section 406 and Code Section 4975, such Lender’s entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments and this Agreement;

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Revolving Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments and this Agreement; or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Senior Facility Agent, in its sole discretion, and such Lender.

(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Senior Facility Agent, the Common Security Trustee, the Coordinating Lead Arranger and each of their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that none of the Senior Facility Agent, the Common Security Trustee, the Coordinating Lead Arranger or their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Senior Facility Agent under this Agreement, any Financing Document or any documents related to hereto or thereto).

ARTICLE IX

Guaranty

Section 9.01    Guaranty of the Obligations. Subject to the provisions of Section 9.02, the Subsidiary Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to the Senior Facility Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations, when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) or any equivalent provision in any applicable jurisdiction) (each, a “Guaranteed Obligation” and, collectively, the “Guaranteed Obligations”).

Section 9.02    Contribution by Guarantors. All Subsidiary Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Subsidiary Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 9.02, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 9.02), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 9.02. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 9.02 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Subsidiary Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 9.02.

Section 9.03    Payment by Guarantors. Subject to Section 9.02, the Subsidiary Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Subsidiary Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) or any equivalent provision in any applicable jurisdiction), the Subsidiary Guarantors will upon demand pay, or cause to be paid, in cash, to the Senior Facility Agent for the ratable benefit of the Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower becoming the subject of a case under the Bankruptcy Code or other similar legislation in any jurisdiction, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

Section 9.04    Liability of Guarantors Absolute. Each Subsidiary Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Subsidiary Guarantor agrees as follows:

(a)    this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Subsidiary Guarantor and not merely a contract of surety;

(b)    the Senior Facility Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between the Borrower and any Beneficiary with respect to the existence of such Event of Default;

(c)    the obligations of each Subsidiary Guarantor hereunder are independent of the obligations of the Borrower and the obligations of any other guarantor (including any other Subsidiary Guarantor) of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against such Subsidiary Guarantor, whether or not any action is brought against the Borrower or any of such other guarantors and whether or not the Borrower is joined in any such action or actions;

(d)    payment by any Subsidiary Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Subsidiary Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Senior Facility Agent is awarded a judgment in any suit brought to enforce any Subsidiary Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Subsidiary Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Subsidiary Guarantor, limit, affect, modify or abridge any other Subsidiary Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e)    any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Subsidiary Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Subsidiary Guarantor) with respect to the Guaranteed Obligations; (v) subject to the provisions of this Agreement and the other Financing Documents, enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Subsidiary Guarantor against any other Loan Party or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Financing Documents; and

(f)    this Guaranty and the obligations of Subsidiary Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Subsidiary Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Financing Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Financing Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Financing Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Financing Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Borrower, or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor as an obligor in respect of the Guaranteed Obligations.

Section 9.05    Waivers by Guarantors. Each Subsidiary Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Subsidiary Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Subsidiary Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of any Loan Party or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Subsidiary Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Subsidiary Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Subsidiary Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Subsidiary Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or under any Financing Document, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 9.04 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

Section 9.06    Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Guaranteed Obligations shall have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Subsidiary Guarantor hereby waives, any claim, right or remedy, direct or indirect, that such Subsidiary Guarantor now has or may hereafter have against Borrower or any other Subsidiary Guarantor or any of its assets in connection with this Guaranty or the performance by such Subsidiary Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Subsidiary Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Subsidiary Guarantor shall withhold exercise of any right of contribution such Subsidiary Guarantor may have against any other guarantor (including any other Subsidiary Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 9.02. Each Subsidiary Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Subsidiary Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Subsidiary Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Subsidiary Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and paid in full, such amount shall be held in trust for the Senior Facility Agent on behalf of Beneficiaries and shall forthwith be paid over to the Senior Facility Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

Section 9.07    Subordination of Other Obligations. Any Indebtedness of Borrower or any Subsidiary Guarantor now or hereafter held by any Subsidiary Guarantor (an “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Senior Facility Agent on behalf of Beneficiaries and shall forthwith be paid over to the Senior Facility Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

Section 9.08    Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Subsidiary Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

Section 9.09    Authority of Guarantors or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Subsidiary Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

Section 9.10    Financial Condition of Borrower. Any Credit Extension may be made to Borrower or continued from time to time, and any Permitted Hedging Agreements may be entered into from time to time, in each case without notice to or authorization from any Subsidiary Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation or at the time such Permitted Hedging Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Subsidiary Guarantor its assessment, or any Subsidiary Guarantor’s assessment, of the financial condition of Borrower. Each Subsidiary Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Financing Documents, and each Subsidiary Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Subsidiary Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Beneficiary.

Section 9.11    Bankruptcy, Etc.

(a)    So long as any Guaranteed Obligations remain outstanding, no Subsidiary Guarantor shall, without the prior written consent of Senior Facility Agent acting pursuant to the instructions of Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Subsidiary Guarantor. The obligations of Subsidiary Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Subsidiary Guarantor or by any defense which Borrower or any other Subsidiary Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)    Each Subsidiary Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Subsidiary Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Subsidiary Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Subsidiary Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Senior Facility Agent, or allow the claim of the Senior Facility Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)    In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Subsidiary Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

Section 9.12    Discharge of Guaranty Upon Sale of Guarantor. If all of the Equity Interests of any Subsidiary Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof to any party other than a Loan Party or such Subsidiary has been designated an Unrestricted Subsidiary in accordance with the definition thereof, then the Guaranty of such Subsidiary Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

Section 9.13    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 9.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.13, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 9.13 shall remain in full force and effect until the Guaranteed Obligations have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or have been cancelled or Cash Collateralized in an amount equal to 102% of the amount of LC Exposure thereof. Each Qualified ECP Guarantor intends that this Section 9.13 constitute, and this Section 9.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE X

Miscellaneous

Section 10.01    Notices.

(a)    Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or other electronic transmission, including e-mail, as follows:

(i)    if to the Borrower, to it at 700 Milam Street, Suite 1900, Houston, Texas 77002, Attention: Treasury Department and Legal Department, Telephone: (713) 375-5000, Fax: (713) 375-6000, Email: DL-TreasuryLegalCompliance@cheniere.com;

(ii)    if to the Senior Facility Agent, to The Bank of Nova Scotia, Houston Branch, 711 Louisiana Street Suite 1400, Houston, Texas 77002, Attention: Joe Lattanzi, Telephone: 713-759-3435, Email: joe.lattanzi@scotiabank.com;

(iii)    if to the Swing Line Lender, to The Bank of Nova Scotia, Houston Branch, 711 Louisiana Street Suite 1400, Houston, Texas 77002, Attention: Joe Lattanzi, Telephone: 713-759-3435, Email: joe.lattanzi@scotiabank.com; and

(iv)    if to any other Lender or Issuing Bank, to it at its address (or telecopy number or e-mail address) set forth in its Administrative Questionnaire.

(b)    Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 10.02    Waivers; Amendments.

(a)    No failure or delay by the Senior Facility Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Senior Facility Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have under the other Financing Documents and at law. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Senior Facility Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)    Required Lenders’ Consent. Subject to the additional requirements of clauses (c) and (d) and subject to clause (e), no amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of the Required Lenders; provided that the Senior Facility Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any other Loan Document (i) to cure any ambiguity, omission, defect, inconsistency, any typographical error or other manifest error in any Loan Document (in each case, as reasonably determined by the Senior Facility Agent and the Borrower), (ii) to release Subsidiary Guarantors in accordance with this Agreement, (iii) to make any change that would provide any additional right or benefits to the Lenders (as reasonably determined by the Senior Facility Agent and the Borrower), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender (or any Issuing Bank if applicable) or the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and Senior Facility Agent shall not have received, within five (5) Business Days of the date of such notice to the

Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment, (iv) to revise any schedule or appendix to reflect any change in notice information, and (v) to effectuate the implementation of a Benchmark Replacement pursuant to the terms of Section 2.15.

(c)    Affected Lenders’ Consent. The consent of each Lender directly and adversely affected thereby shall be required with respect to:

(i)    increases or extensions to the Revolving Commitment of such Lender or extensions of the Maturity Date of any Loan of such Lender; provided that, no amendment, modification or waiver of any condition precedent, covenant, Default, or Event of Default shall constitute an extension of a Revolving Commitment or the Maturity Date;

(ii)    waivers, reductions or postponements of repayments of any Loan of such Lender beyond the Maturity Date;

(iii)    reductions to the rate of interest on any Loan of such Lender or any premium or any fee payable to such Lender (other than a waiver of default interest and it being understood that any change in the levels set forth in the pricing grid agreed to between the Senior Facility Agent and the Borrower in accordance with the definition of “Applicable Margin” shall not constitute a reduction in any rate of interest or fees);

(iv)    extensions to the time for payment of any interest, fees or premium payable to such Lender (it being understood that no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute any such extension); and

(v)    reductions of the principal amount of any Loan owed to such Lender.

(d)    Other Consents. Subject to clause (e), the consent of all Lenders shall be required with respect to:

(i)    any amendment, modification, waiver or termination of any provision of this Section 10.02 or any other provision that purports to reduce any voting percentages set forth in the definition of “Required Lenders” and this Section 10.02, or any other provision of this Agreement specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or grant any consent hereunder;

(ii)    releases of all or substantially all of the Collateral or subordination of the Lien under the Security Documents on all or substantially all of the Collateral (other than in accordance with the Financing Documents and, in the case of subordination, in respect of any “debtor in possession” financing or use of cash collateral in a bankruptcy proceeding of the Borrower);

(iii)    releases of all or substantially all of the value of the Guaranty (other than in accordance with the Financing Documents);

(iv)    modifications to the pro rata sharing provisions among the Lenders or pro rata Commitment reductions, except as otherwise set forth in the Financing Documents; and

(v)    consent to the assignment or transfer by the Borrower of any of its rights and obligations under any Financing Document, without the written consent of all Lenders, except with respect to any such assignment or transfer resulting from any transactions permitted by Section 10.04.

Notwithstanding anything herein to the contrary, (A) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder except that (x) the Revolving Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender materially and more adversely than the other affected Lenders shall require the consent of such Defaulting Lender, (B)(i) only the consent of the applicable Issuing Bank and the Senior Facility Agent shall be required with respect to any amendment that, (w) extends the Letter of Credit expiration date beyond the Maturity Date, (x) extends the time for payment of any interest, fees or premium payable to such Issuing Bank (it being understood that no amendment, modification or waiver of any condition precedent, covenant, or event of default shall constitute any such extension), (y) reduces any reimbursement obligation in respect of any Letter of Credit owed to such Issuing Bank or (z) increases the Letter of Credit sublimit of such Issuing Bank and (ii) only the consent of the Swing Line Lender shall be required with respect to any amendment that increases the Swing Line Commitment, (C) the consent of the Senior Facility Agent, the Swing Line Lender or the applicable Issuing Bank, as applicable, will also be required with respect to modifications of the Loan Documents which adversely affects the rights and duties of the Senior Facility Agent, the Swing Line Lender or such Issuing Bank and (D) the Borrower and the Senior Facility Agent may (or, at the written direction of the Borrower, the Senior Facility Agent shall), without the need to obtain consent of any other Lender (other than, in the case of clause (x)(iv) below, the Extending Lenders with respect to the applicable Extended Commitments) or Issuing Bank, enter into an amendment or other modification to this Agreement (x) to effectuate (i) any Additional Secured Indebtedness satisfying the conditions of Section 2.26, (ii) any Additional Unsecured Indebtedness satisfying the conditions of Section 2.27, (iii) any increase in Revolving Commitments in accordance with Section 2.21 and (iv) any Extension Amendment in accordance with Section 2.22 and (y) to permit the extensions of credit from time to time thereunder and the accrued interest and fees in respect thereof to share equally and ratably in the benefits of this Agreement and the other Financing Documents, as applicable (including by the Senior Facility Agent modifications to the “Required Lender” definition and related definitions).

(e)    Non-Responding Lenders. If any Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Loan Document or any other vote of Lenders under the terms of this Agreement, other than in respect of Section 10.02(c), within ten (10) Business Days or such longer period specified in the request (a “Non-Responding Lender”), the Revolving Commitment of such Non-Responding Lender shall be disregarded in determining the Revolving Commitments of the Lenders required to approve such consent, waiver or amendment.

(f)    Execution of Amendments, Etc. The Senior Facility Agent may, but shall have no obligation to, with the concurrence of any Lender or any Issuing Bank, execute amendments, modifications, waivers or consents on behalf of any Lender or Issuing Bank. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.02 shall be binding upon each Lender and Issuing Bank at the time outstanding, each future Lender or Issuing Bank and, if signed by a Loan Party, on such Loan Party.

(g)    Notwithstanding anything to the contrary in any Financing Document, the Borrower, the Senior Facility Agent and the Common Security Trustee may (or, at the written direction of the Borrower in accordance with the Financing Documents, the Senior Facility Agent and Common Security Trustee shall), without the need to obtain consent of any other Lender or Issuing Bank, enter into an amendment to this Agreement and the other Financing Documents to (i) effectuate any Permitted Indebtedness, permit the extensions of credit from time to time thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Financing Documents, as applicable, and the accrued interest and fees in respect thereof (including, by administrative modifications to the “Required Lender” definition and related definitions), (ii) correct or cure any ambiguities, errors, omissions, mistakes, inconsistencies or defects jointly identified by the Borrower and the Senior Facility Agent, effect (iii) administrative changes of a technical or immaterial nature, (iv) fix incorrect cross-references or similar inaccuracies in this Agreement or the applicable Financing Document, (v) enter into additional or supplemental Security Documents for the benefit of the Secured Parties, or (vi) revise the name of the Common Security Trustee on any financing statement or Security Document as necessary to reflect the replacement of the Common Security Trustee.

Section 10.03    Expenses; Indemnity; Damage Waiver.

(a)    Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to pay promptly (i) all actual, reasonable and documented fees and expenses of advisors to the Agents (but, in the case of legal fees and expenses, limited to the legal fees and expenses of Norton Rose Fulbright US LLP; provided that in the event of an actual or potential conflict of interest, the affected Agents shall be entitled to reimbursement of the actual, reasonable and documented fees, expenses and disbursements of one additional counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrower; (ii) all the actual, reasonable and documented out-of-pocket costs and expenses incurred by each Agent in connection with the syndication of the Loans and Revolving Commitments and the transactions contemplated by the Loan Documents and any consents, amendments, waivers or other modifications thereto; and (iii) after the occurrence and during the continuance of an Event of Default, all actual, documented and reasonable out-of-pocket costs and expenses (but, in the case of legal fees and expenses, limited to the legal fees and expenses of one primary counsel designated by the Coordinating Lead Arranger for all such

Persons and, to the extent applicable, one local counsel reasonably necessary in each applicable jurisdiction for all such Persons), incurred by any Agent, any Issuing Bank and Lenders in enforcing any Obligations of or in collecting any payments due from the Borrower or any of its Subsidiary Guarantors hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings; provided that in the event of an actual or potential conflict of interest, each affected Agent, Issuing Bank and Lender shall be entitled to reimbursement of the actual, reasonable and documented fees, expenses and disbursements of one additional counsel. This Section 10.03 shall not apply with respect to Taxes that are imposed with respect to payments to or for the account of any Agent or any Lender under any Loan Document which are covered by Section 2.18 or that are specifically excluded from the scope of Section 2.18.

(b)    Indemnity. In addition to the payment of expenses pursuant to Section 10.03(a), the Borrower agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent, each Issuing Bank and Lender and each of their and their Affiliates’ respective officers, partners, members, directors, trustees, advisors, employees, attorneys, agents, sub-agents, affiliates and controlling Persons (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided that, the Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from (x) such Indemnitee’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction or (y) material breach of such Indemnitee’s express obligations hereunder, as determined by a final, non-appealable judgment of a court of competent jurisdiction. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.03(b) may be unenforceable in whole or in part because they are violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. If for any reason the foregoing indemnification is unavailable to any Indemnitee, or insufficient to hold it harmless, then the Borrower will contribute to the amount paid or payable by such Indemnitee, as applicable, as a result of such Indemnified Liability in such proportion as is appropriate to reflect the relative economic interests of (i) the Borrower and its Affiliates, shareholders, partners, members or other equity holders on the one hand and (ii) such Indemnitee on the other hand with respect to the transactions under the Loan Documents, as well as the relative fault of (x) the Borrower and its Affiliates, shareholders, partners, members or other equity holders and (y) such Indemnitee with respect to such Indemnified Liability. The reimbursement, indemnity and contribution obligations of the Borrower under this Section 10.03(b) will be in addition to any liability which the Borrower may otherwise have, and will be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Borrower, the Indemnitees, any such Affiliate and any such Person. Notwithstanding the foregoing, the Borrower shall not be required to indemnify any Indemnitee for losses, claims, damages or liabilities arising solely out of disputes as between the Indemnitees that are not based on any act or omission of the Borrower or any of its subsidiaries or affiliates, excluding any disputes against any Agent acting in such capacity.

(c)    To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against each Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Loan Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Other than with respect the obligations of each Loan Party pursuant to clause (b), to the extent permitted by applicable law, no Indemnitee shall assert, and each Indemnitee hereby waives, any claim against Borrower and its Affiliates, officers, partners, members, directors, trustees, advisors employees, attorneys, agents, sub-agents or controlling Persons, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Indemnitee hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(d)    Each Loan Party also agrees that no Indemnitee will have any liability, based on its or their exclusive or contributory negligence or otherwise, to each Loan Party (or their respective Affiliates) or any Person asserting claims on behalf of or in right of each Loan Party (or their respective Affiliates) or any other Person in connection with or as a result of this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, in each case, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Borrower or its affiliates, shareholders, partners or other equity holders have been found by a final, non- appealable judgment of a court of competent jurisdiction to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee or (y) the material breach of such Indemnitee’s express obligations under the Loan Documents by, such Indemnitee in performing its obligations under this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein; provided, however, that in no event will such Indemnitee have any liability for any indirect, consequential, special or punitive damages in connection with or as a result of such Indemnitee’s activities related to this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein. Notwithstanding the foregoing, the Borrower shall not be required to indemnify any Indemnitee for any Indemnified Liabilities arising solely out of disputes as between the Indemnitees that are not based on any act or omission of the Borrower or any of its Subsidiaries or Affiliates, excluding any disputes against any Agent acting in such capacity.

(e)    Promptly after receipt by any Lender, Issuing Bank or Agent of notice of its involvement in any action, proceeding or investigation, such Lender, Issuing Bank or Agent will, if a claim for indemnification in respect thereof is to be made against the Borrower under this

Section 10.03 notify the Borrower in writing of such involvement. Failure by any Lender, Issuing Bank or Agent to so notify the Borrower will not relieve the Borrower from the obligation to indemnify the Indemnitees under this Section 10.03 except to the extent that the Borrower suffers actual prejudice as a result of such failure, and will not relieve the Borrower from its obligation to provide reimbursement and contribution to such Lenders, Issuing Banks or Agents.

This Section 10.03 shall not apply with respect to Taxes other than any Taxes that represent Indemnified Liabilities arising from any non-Tax claim

Section 10.04    Successors and Assigns.

(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender, the Issuing Banks, and the Senior Facility Agent (other than any assignment resulting from transactions permitted by Section 6.03) (and any attempted assignment or transfer by such Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Senior Facility Agent, the Common Security Trustee, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    (i) Any Lender may assign all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment, its participations in Letters of Credit, and the Loans at the time owing to it) to:

(A)    any Person meeting the criteria of clause (i) of the definition of the term of “Eligible Assignee” upon the giving of notice to Borrower and the Senior Facility Agent; provided, that in the case of any assignment pursuant to this clause (A), the assignee shall have the Required Rating;

(B)    any Person (x) meeting the criteria of clause (ii) of the definition of the term of “Eligible Assignee” or (y) not satisfying the Required Ratings requirement in clause (A) above, in either case, upon giving of notice to Borrower and the Senior Facility Agent.

provided, that any assignment pursuant to paragraph (b)(i)(B) above shall not be effective without the prior written consent of:

(I)    so long as no Event of Default under Section 7.01(a) or Section 7.01(g) has occurred and is continuing, the Borrower, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Senior Facility Agent within ten (10) Business Days after having received written notice thereof (provided that the Borrower shall not unreasonably withhold or delay its consent);

(II)    the Senior Facility Agent (provided that the Senior Facility Agent shall not unreasonably withhold or delay its consent); and

(III)    the Swing Line Lender and each Issuing Bank.

(ii)    Assignments pursuant to paragraph (b)(i) above shall be subject to the following additional conditions:

(A)    except in the case of an assignment to an assignee satisfying the criteria in clause (i) of “Eligible Assignee” or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment, its participations in Letters of Credit, or Loans, the sum of the amount of the Revolving Commitment, participations in Letters of Credit, and Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Senior Facility Agent) shall not be less than $5,000,000 unless each of the Borrower and the Senior Facility Agent otherwise consent;

(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s unused Revolving Commitments, participations in Letters of Credit and outstanding Loans and rights and obligations under this Agreement;

(C)    the parties to each assignment shall execute and deliver to the Senior Facility Agent an Assignment and Assumption, and the assignee to each assignment shall deliver to the Senior Facility Agent a processing and recordation fee of $3,500;

(D)    the assignee, if it is not be a Lender prior to such assignment, shall deliver to the Senior Facility Agent an Administrative Questionnaire and all documentation and other information required by bank regulatory authorities under applicable “know your customer” requirements;

(E)    in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Senior Facility Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations, or other compensating actions, including funding, with the consent of the Borrower and the Senior Facility Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Senior Facility Agent, any

Issuing Bank or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs; and

(F)    no assignment shall be made to (i) to any Loan Party, the Sponsor, or any Affiliate or Subsidiary of any of the foregoing, (ii) to any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii), or (iii) to a natural Person.

(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.16, Section 2.17, Section 2.18 and Section 10.03 with respect to the period during which it was a Lender); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)    The Senior Facility Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). In addition, the Senior Facility Agent shall maintain in the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Senior Facility Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Senior Facility Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04, Section 2.05(d), Section 2.05(e), Section 2.06(b), Section 2.19(d) or Section 10.03(c), the Senior Facility Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)    (i) Any Lender may, without the consent of the Borrower, the Senior Facility Agent, any Issuing Bank or the Swing Line Lender, sell participations to any Person (other than a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Senior Facility Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.16, Section 2.17 and Section 2.18 (subject to the requirements and limitations therein, including the requirements under Section 2.18(f) (it being understood that the documentation required under Section 2.18(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.19(c) as though it were a Lender.

(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.16 or Section 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(iii)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Financing Documents (the “Participant Register”); provided that no Lender shall have the obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, Loans, Letters of Credit or its other obligations under any Financing Document) except to the extent that such disclosure is necessary to establish that such commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purpose of this Agreement notwithstanding any notice to the contrary.

(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank and other central banks, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.05    Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Senior Facility Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Commitments have not expired or terminated. The provisions of Section 2.16, Section 2.17, Section 2.18 and Section 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the Transactions, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Commitments or the termination of this Agreement or any provision hereof.

Section 10.06    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Senior Facility Agent and the Lenders constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic photocopy (i.e., “PDF”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.07    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.07, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Senior Facility Agent, any Issuing Bank or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Senior Facility Agent for further application in accordance with the provisions of Section 2.23 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Senior Facility Agent and the Lenders, and (ii) the Defaulting Lender shall provide promptly to the Senior Facility Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 10.09    Governing Law; Jurisdiction; Consent to Service of Process.

(a)    This Agreement shall be construed in accordance with and governed by the Law of the State of New York.

(b)    The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Senior Facility Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c)    The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 10.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.12    Confidentiality. Each of the Senior Facility Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested or required by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, I in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (including the Federal Reserve Bank or central bank in connection with a pledge or assignment pursuant to Section 10.04(d)), (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations or any potential providers of credit protection, in each case, who are advised of the confidential nature of such information, or (iii) to any rating agency, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Senior Facility Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Senior Facility Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.13    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 10.14    USA Patriot Act. Each Lender, Issuing Bank, the Senior Facility Agent, and the Common Security Trustee that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into Law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender, Issuing Bank, the Senior Facility Agent, and the Common Security Trustee to identify the Borrower in accordance with the Act. The Borrower agrees to provide any information reasonably requested in writing by the Senior Facility Agent, pursuant to this Section 10.14 in connection with its or any Lender’s compliance with the PATRIOT ACT and the Beneficial Ownership Regulation.

Section 10.15    No Personal Liability of Directors, Officers, or Employees. No director, officer, partner, employee, member or manager of the Borrower will have any liability for any obligations of the Borrower, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Lender waives and releases all such liability. This waiver and release are part of the consideration for the making of the Loans and the issuance of Letters of Credit.

Section 10.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Financing Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders, the Issuing Banks, and the Senior Facility Agent are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders, the Issuing Banks, and the Senior Facility Agent on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Financing Documents; (ii) (A) each of the Lenders, Issuing Banks, and the Senior Facility Agent is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Lender, Issuing Bank, nor the Senior Facility Agent has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Financing Documents; and (iii) each of the Lenders, the Issuing Banks, and the Senior Facility Agent and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender, Issuing Bank, nor the Senior Facility Agent has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against each of the Lenders, the Issuing Banks, and the Senior Facility Agent with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.17    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Financing Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Financing Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 10.18    Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Borrowing Notice s, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Senior Facility Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.19    Erroneous Payments.

(a)    If the Senior Facility Agent (x) notifies a Lender, Issuing Bank or any Person who has received funds on behalf of a Lender or Issuing Bank (any such Lender, Issuing Bank, or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Senior Facility Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Senior Facility Agent) received by such Payment Recipient from the Senior Facility Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Senior Facility Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within 5 Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Senior Facility Agent pending its return or repayment as contemplated below in this Section 10.19 and held in trust for the benefit of the Senior Facility Agent, and such Lender or Issuing Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Senior Facility Agent may, in its sole discretion, specify in writing), return to the Senior Facility Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Senior Facility Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Senior Facility Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Senior Facility Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Senior Facility Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)    Without limiting immediately preceding clause (a), each Lender, Issuing Bank or any Person who has received funds on behalf of a Lender or Issuing Bank (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment

(whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Senior Facility Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Senior Facility Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Senior Facility Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)    it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Senior Facility Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)    such Lender or Issuing Bank shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within two Business Days of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Senior Facility Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Senior Facility Agent pursuant to this Section 10.19.

For the avoidance of doubt, the failure to deliver a notice to the Senior Facility Agent pursuant to this Section 10.19(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 10.19(a) or on whether or not an Erroneous Payment has been made.

(c)    Each Lender or Issuing Bank hereby authorizes the Senior Facility Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Bank under any Financing Document, or otherwise payable or distributable by the Senior Facility Agent to such Lender or Issuing Bank under any Financing Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Senior Facility Agent has demanded to be returned under immediately preceding clause (a).

(d)

(i)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Senior Facility Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Senior Facility Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Revolving Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Senior

Facility Agent may specify) (such assignment of the Loans (but not Revolving Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Senior Facility Agent in such instance)), and is hereby (together with Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to the Platform as to which the Senior Facility Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Promissory Notes evidencing such Loans to the Borrower or the Senior Facility Agent (but the failure of such Person to deliver any such Promissory Notes shall not affect the effectiveness of the foregoing assignment), (B) the Senior Facility Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Senior Facility Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Revolving Commitments which shall survive as to such assigning Lender, (D) the Senior Facility Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Senior Facility Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Revolving Commitments of any Lender and such Revolving Commitments shall remain available in accordance with the terms of this Agreement.

(ii)    Subject to Section 10.02 (but excluding, in all events, any assignment consent or approval requirements (whether from Borrower or otherwise)), the Senior Facility Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Senior Facility Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Senior Facility Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Senior Facility Agent) and (y) may, in the sole discretion of the Senior Facility Agent, be reduced by any amount specified by the Senior Facility Agent in writing to the applicable Lender from time to time.

(e)    The parties hereto agree that (x) irrespective of whether the Senior Facility Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Senior Facility Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Issuing Bank, to the rights and interests of such Lender or Issuing Bank, as the case may be) under the Financing Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that Borrower’s Obligations under the Financing Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Senior Facility Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Borrower; provided that this Section 10.19(e) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Senior Facility Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Senior Facility Agent from Borrower for the purpose of making such Erroneous Payment.

(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Senior Facility Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

Each party’s obligations, agreements and waivers under this Section 10.19 shall survive the resignation or replacement of the Senior Facility Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Revolving Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Section 10.20    Restricted Lenders. Notwithstanding anything to the contrary in Section 5.09 or Section 5.03 of this Agreement, in relation to each Lender that is incorporated in Germany or that otherwise notifies the Senior Facility Agent to this effect (each a “Restricted Lender”), the representations and undertakings in the provisions of such Sections shall only apply for the benefit of such Restricted Lender and shall only be given by a Loan Party to such Restricted Lender to the extent that the sanctions provisions would not result in (i) any violation of, conflict with or liability under EU Regulation (EC) 2271/96 or (ii) a violation or conflict with Section 7 of the foreign trade rules (AWV) (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 no. 3 and Section 19 paragraph 3 no. 1(a) foreign trade law (AWG) (Außenwirtschaftsgesetz)) or a similar anti-boycott statute as in effect in that Restricted Lender’s home jurisdiction.

[Signature pages to be circulated separately.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

SABINE PASS LIQUEFACTION, LLC as Borrower

By	/s/ Matthew Healey
Name: Matthew Healey
Title: Vice President, Finance and Treasury

SIGNATURE PAGE TO SPL 2023 SENIOR SECURED CREDIT FACILITY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as Senior Facility Agent

By	/s/ Joe Lattanzi
Name: Joe Lattanzi
Title: Managing Director

SIGNATURE PAGE TO SPL 2023 SENIOR SECURED CREDIT FACILITY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

SOCIÉTÉ GÉNÉRALE, as Common Security Trustee

By	/s/ Eric Kim
Name: Eric Kim
Title: Managing Director

SIGNATURE PAGE TO SPL 2023 SENIOR SECURED CREDIT FACILITY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as Lender

By:	/s/ Cara Younger
Name: Cara Younger
Title: Managing Director

By:	/s/ Armen Semizian
Name: Armen Semizian
Title: Executive Director

SIGNATURE PAGE TO SPL 2023 SENIOR SECURED CREDIT FACILITY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

BANCO SANTANDER S.A., NEW YORK BRANCH, as Lender

By:	/s/ Daniel S Kostman
Name: Daniel S Kostman
Title: ED

By:	/s/ Sandra Zelaya
Name: Sandra Zelaya
Title: Vice President

SIGNATURE PAGE TO SPL 2023 SENIOR SECURED CREDIT FACILITY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

BANK OF AMERICA, N.A., as Lender

By	/s/ Christopher Baethge
Name: Christopher Baethge
Title: Vice President

SIGNATURE PAGE TO SPL 2023 SENIOR SECURED CREDIT FACILITY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

BANK OF CHINA, NEW YORK BRANCH, as Lender

By	/s/ Raymond Qiao
Name: Raymond Qiao
Title: Executive Vice President

SIGNATURE PAGE TO SPL 2023 SENIOR SECURED CREDIT FACILITY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as Lender

By:	/s/ Peter O’Neill
Name: Peter O’Neill
Title: Managing Director,
Project Finance & Infrastructure

By:	/s/ Luis Rios
Name: Luis Rios
Title: Executive Director, Energy Transition
Project Finance & Infrastructure

SIGNATURE PAGE TO SPL 2023 SENIOR SECURED CREDIT FACILITY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

CHINA MERCHANTS BANK CO., LTD., NEW YORK BRANCH, as Lender

By:	/s/ Xin He
Name: Xin He
Title: Deputy General Manager

By:	/s/ Joseph M. Loffredo
Name: Joseph M. Loffredo
Title: Deputy General Manager

SIGNATURE PAGE TO SPL 2023 SENIOR SECURED CREDIT FACILITY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

CITIBANK, N.A. as Lender

By	/s/ Maureen Maroney
Name: Maureen Maroney
Title: Vice President

SIGNATURE PAGE TO SPL 2023 SENIOR SECURED CREDIT FACILITY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Lender

By:	/s/ Page Dillehunt
Name: Page Dillehunt
Title: Managing Director

By:	/s/ Michael Willis
Name: Michael Willis
Title: Managing Director

SIGNATURE PAGE TO SPL 2023 SENIOR SECURED CREDIT FACILITY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

DBS BANK LTD., as Lender

By	/s/ Ronald Wong
Name: Ronald Wong
Title: Senior Vice President

SIGNATURE PAGE TO SPL 2023 SENIOR SECURED CREDIT FACILITY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

GOLDMAN SACHS BANK USA, as Lender

By	/s/ Andrew Vernon
Name: Andrew Vernon
Title: Authorized Signatory

SIGNATURE PAGE TO SPL 2023 SENIOR SECURED CREDIT FACILITY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

HSBC BANK USA, National Association, as Lender

By	/s/ Balaji Rajgopal
Name: Balaji Rajgopal
Title: Director

SIGNATURE PAGE TO SPL 2023 SENIOR SECURED CREDIT FACILITY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, as Lender

By:	/s/ Lin (Allan) Sun
Name: Lin (Allan) Sun
Title: Head of Project and Infrastructure Finance

By:	/s/ Yifei Zhang
Name: Yifei Zhang
Title: Assistant Vice President

SIGNATURE PAGE TO SPL 2023 SENIOR SECURED CREDIT FACILITY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

ING Capital LLC, as Lender and Issuing Bank

By:	/s/ Subha Pasumarti
Name: Subha Pasumarti
Title: Managing Director

By:	/s/ Catharina van der Woude
Name: Catharina van der Woude
Title: Director

SIGNATURE PAGE TO SPL 2023 SENIOR SECURED CREDIT FACILITY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

INTESA SANPAOLO S.P.A., NEW YORK BRANCH as Lender

By:	/s/ Nicholas A. Matacchieri
Name: Nicholas A. Matacchieri
Title: Managing Director

By:	/s/ Stephen J. Spencer
Name: Stephen J. Spencer
Title: Managing Director

SIGNATURE PAGE TO SPL 2023 SENIOR SECURED CREDIT FACILITY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

JPMORGAN CHASE BANK, N.A., as Lender

By	/s/ Arina Mavilian
Name: Arina Mavilian
Title: Authorized Signatory

SIGNATURE PAGE TO SPL 2023 SENIOR SECURED CREDIT FACILITY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

MIZUHO BANK, LTD., as Lender

By	/s/ Edward Sacks
Name: Edward Sacks
Title: Authorized Signatory

SIGNATURE PAGE TO SPL 2023 SENIOR SECURED CREDIT FACILITY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

MORGAN STANLEY BANK, N.A., as Lender

By	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

SIGNATURE PAGE TO SPL 2023 SENIOR SECURED CREDIT FACILITY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

MUFG BANK, LTD., as Lender

By	/s/ Chip Lewis
Name: Chip Lewis
Title: Managing Director

SIGNATURE PAGE TO SPL 2023 SENIOR SECURED CREDIT FACILITY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

NATIXIS, NEW YORK BRANCH, as Lender and Issuing Bank

By:	/s/ James Kaiser
Name: James Kaiser
Title: Managing Director

By:	/s/ Amit Roy
Name: Amit Roy
Title: Managing Director

SIGNATURE PAGE TO SPL 2023 SENIOR SECURED CREDIT FACILITY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

ROYAL BANK OF CANADA as Lender

By	/s/ Jason S. York
Name: Jason S. York
Title: Authorized Signatory

SIGNATURE PAGE TO SPL 2023 SENIOR SECURED CREDIT FACILITY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

SOCIÉTÉ GÉNÉRALE, as Lender

By	/s/ Eric Kim
Name: Eric Kim
Title: Managing Director

SIGNATURE PAGE TO SPL 2023 SENIOR SECURED CREDIT FACILITY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

STANDARD CHARTERED BANK, as Lender

By	/s/ Kristopher Tracy
Name: Kristopher Tracy
Title: Director, Financing Solutions

SIGNATURE PAGE TO SPL 2023 SENIOR SECURED CREDIT FACILITY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

SUMITOMO MITSUI BANKING CORPORATION, as Lender

By	/s/ Jeffrey Cobb
Name: Jeffrey Cobb
Title: Director

SIGNATURE PAGE TO SPL 2023 SENIOR SECURED CREDIT FACILITY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as Lender, Issuing Bank, and Swing Line Lender

By	/s/ Joe Lattanzi
Name: Joe Lattanzi
Title: Managing Director

SIGNATURE PAGE TO SPL 2023 SENIOR SECURED CREDIT FACILITY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

TRUIST BANK as Lender

By	/s/ Benjamin L. Brown
Name: Benjamin L. Brown
Title: Director

SIGNATURE PAGE TO SPL 2023 SENIOR SECURED CREDIT FACILITY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the Effective Date.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By	/s/ Borden Tennant
Name: Borden Tennant
Title: Director

SIGNATURE PAGE TO SPL 2023 SENIOR SECURED CREDIT FACILITY